As filed with the Securities and Exchange Commission on December 21, 2006
Registration No.

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AXCESS INTERNATIONAL, INC.
(Name of small business issuer in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7373 (Primary Standard Industrial Classification Code Number)	85-0294536 (I.R.S. Employer Identification Number)
3208 Commander Drive
Carrollton, Texas 75006
(Address and telephone number of principal executive offices)
Allan Griebenow
3208 Commander Drive
Carrollton, Texas 75006
(972) 407-6080
(Address of principal place of business or intended principal place of business)
(Name, address and telephone number of agent for service)

Copies to:
Craig G. Ongley
Vial, Hamilton, Koch & Knox, LLP
1700 Pacific Avenue, Suite 2800
Dallas, Texas 75201

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend interest reinvestment plans, check the following box. ☑
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
	Amount to be	Offering Price	Aggregate	Registration
Title of Each Class of Securities to be Registered	Registered	Per Security (1)	Offering Price (1)	Fee (2)
Voting common stock, par value $.01 per share (Selling Stockholders)	5,838,586	$0.87	$5,098,754	$545.57
Voting common stock, par value $.01 per share (Stockholder Warrants)	4,063,883	$1.67	$6,768,158	$724.19
Total:	9,902,469	$1.52	$11,866,912	$1,269.76

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”). The Warrant offering price is estimated as the total exercise price of all Warrants (assuming 100% exercise) divided by the number of Warrants.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS
AXCESS INTERNATIONAL, INC.
9,902,469 SHARES
COMMON STOCK
     Axcess International, Inc. is selling no shares of common stock and the selling stockholders identified in this prospectus are selling 5,838,586 shares. We will receive the proceeds from the exercise of the warrants and will issue 4,063,883 shares in exchange. The warrants may or may not be exercised.
     Our common stock is listed on the OTCBB maintained by NASD under the symbol “AXSI.OB.” The last reported bid price on December 20, 2006, was $1.12 per share and the last reported asking price was $1.22 per share.
INVESTING IN OUR COMMON STOCK INVOLVES RISKS.
SEE RISK FACTORS BEGINNING ON PAGE 2.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 21, 2006.

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.

PROSPECTUS SUMMARY
OUR COMPANY
     Axcess International, Inc. (“Axcess” or “Company”) provides Dual-Active RFID (radio frequency identification) and Real Time Location Systems (RTLS) for asset management, physical security and supply chain efficiencies. The battery-powered (active) RFID tags locate, identify, track, monitor, count, and protect people, assets, inventory, and vehicles. The main applications of the Company’s systems are personnel and vehicle access control and automatic asset tracking and protection. The Company provides solutions in homeland security markets such as air and ground transportation, water treatment facilities, oil and gas, power plants, as well as in the markets for data centers, retail / convenience stores, education, healthcare, and corporate offices. Axcess utilizes their own patented technology: network-based radio frequency identification (RFID). Our application and browser-based software options, also deliver critical real-time information tailored to each end user via their own enterprise network or the Internet. The software also providing custom alerts in the form of streaming video, e-mail, or messages delivered to wireless devices.
     Our wireless tagging products are marketed under our trademark, ActiveTag™, and are designed to provide electronic tagging of people and property, as well as controlled high speed personnel and vehicle access in, out and around secure facilities. Examples of our ActiveTag™ products would include: tags placed on laptop computers to prevent removal from a facility or even a “secure” area within a facility; employees having tags which would admit them to some areas of a manufacturing plant, but not others; and vehicle tags which permit a vehicle to automatically go through a high speed security gate at a military base or other limited access or secure facility.
     Axcess utilizes a modified indirect sales model focused primarily on system integrators as marketing channel partners capable of selling, installing and servicing network-based CCTV, access control and asset management applications. Other outlets include distributors, specialty dealers, catalog sales organizations, and OEMs (original equipment manufacturers). Axcess is continuing channel development in the security industry, by focusing on large system integrators that have significant sales in which we hope to participate. The system integrators and dealers are responsible for the installation in almost all cases. Axcess has four sales people that support individual sales as needed. Using established channels to gain widespread exposure and sales leverage is a well-utilized model in the industry.
     The indirect sales model allows us to address multiple industry segments generically, including manufacturing, wholesale / distribution, retail, services, government, education and finance. The indirect sales model fits the characteristics of our product portfolio with other products, which become system solutions that require custom site planning and installation. Sales generally have multiple locations with the average revenue per system location in the tens of thousands, and are based on a new technology and its application to traditional security problems. By working directly with established marketing channel partners, this indirect model also gives us the flexibility to introduce new products and applications as they are developed.
     We work directly with the end user for certain focused large system sales opportunities. This approach enables us to prospect directly for selected larger transactions and reference accounts in a prudent, “opportunity driven” fashion. The eventual installation is still accomplished through an established channel partner.
The Offering

Common stock offered by Axcess	0 shares

Common stock offered by selling stockholders	5,838,586 shares

Common stock to be outstanding after this offering	28,657,313 shares

Use of proceeds – Common Stock	We will not receive any proceeds from the sale of common stock offered by the selling stockholders

– Exercised of Warrants	If the Warrants are exercised, we will use the proceeds for working capital and to pay down debt

Over the Counter Bulletin Board Symbol	AXSI.OB
     The common stock to be outstanding after this offering is based on 28,657,313 shares outstanding as of December 21, 2006, which excludes:
2,889,619 shares of common stock issuable upon the exercise of outstanding stock options as of December 21, 2006, issued under our 2005 Equity Incentive Plan, 2001 Equity Incentive Plan and 1998 Directors Compensation Plan, at a weighted average exercise price of $2.09 per share; and

6,641,721 shares of common stock, 4,063,883 registered herein, issuable upon the exercise of certain warrants as of December 21, 2006, issued in connection with notes payable to certain stockholders, and the sale of certain convertible debentures and preferred stock. The warrants carry exercise prices from $1.40 to $3.00 and expire between December 31, 2006 and December 1, 2011.
OUR INFORMATION
     We were originally formed in November 1982 as Lasertechnics, Inc. We became Axcess, Inc. in March 1998 and changed our name to Axcess International, Inc. in April 2003. Our executive offices are located at 3208 Commander Drive, Carrollton, Texas 75006, and our general telephone number is (972) 407-6080. Our main website address is http://www.AXCESSINC.com. The information contained in our website is not a part of this prospectus.
RISK FACTORS
     This prospectus contains forward-looking statements within the meaning of the securities laws. Actual results and performance and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of certain risks and uncertainties set forth below and elsewhere in this prospectus. You should carefully consider the following factors, the discussion under the caption “Cautionary Note on Forward-Looking Statements,” and the other information in this prospectus before buying or selling any shares of common stock. Our business, financial condition, and operating results could be materially adversely affected by any one or more of the following risk factors. Although we have attempted to include a discussion of the material risks known to us as of the date of this prospectus, there may be additional risks that we do not presently know of or that we currently believe are immaterial that could also materially affect Axcess. Axcess disclaims any obligation to update these factors or to announce publicly the results of any revisions to any of the risk factors or forward-looking statements contained in this prospectus to reflect any new information or future events or circumstances or otherwise.
We may not be able to continue as a going concern or fund our existing capital needs.
     Our auditors have included an explanatory paragraph in their audit opinion with respect to our consolidated financial statements for the fiscal year ended December 31, 2005. The paragraph states that our recurring losses from operations and resulting continued dependence on external financing raise substantial doubts about our ability to continue as a going concern. Our existing and anticipated capital needs are significant. We believe our existing financing arrangements and estimated operating cash flows will not be sufficient to fund our operations and working capital needs for the next twelve months and there can be no assurance that we will be able to fund our existing capital needs under our existing credit facilities or otherwise secure additional funding, if necessary. In addition, changes in our operating plans, the acceleration or modification of our existing expansion plans, lower than anticipated revenues, increased expenses, potential acquisitions, or other events may cause us to seek additional financing sooner than anticipated, prevent us from achieving the goals of our business plan or expansion strategy, or prevent our newly acquired businesses, if any, from operating profitably. If we are unable to fund our existing capital needs under our existing credit facilities, or are otherwise unable to secure additional equity financing, if necessary, our business could be materially adversely affected. See Management’s Discussion and Analysis of Financial Condition and Results of Operation—Liquidity and Capital Resources.
We have a history of losses and expectation of future losses; uncertainty of future profitability; and limits on operations.
     From our incorporation in 1982 through September 30, 2006, we have incurred an accumulated loss of approximately $161.0 million and have been profitable in only one fiscal year during that time. There can be no assurance that we will generate sufficient revenues to achieve profitability in the future.
     If our losses continue, we will have to obtain funds to meet our cash requirements through business alliances, such as strategic or financial transactions with third parties, the sale of securities or other financing arrangements, or we may be required to curtail our operations, seek a merger partner, or seek protection under federal bankruptcy laws. Any of the foregoing may be on terms that are unfavorable to us or disadvantageous to existing stockholders. In addition, no assurance may be given that we will be successful in raising additional funds or entering into business alliances. See Management’s Discussion and Analysis of Financial Condition and Results of Operation—Liquidity and Capital Resources.
We are dependent upon our proprietary technology and its marketability as state of the art.
     The technology we use may become obsolete or limit our ability to compete effectively within the wireless, automatic identification and multi-media applicable industries. These industries are characterized by rapidly changing technology, evolving industry standards and frequent new product introductions. The introduction of products embodying new technologies or the emergence of industry standards can render existing products obsolete and unmarketable. Our success will depend on our ability to enhance our existing products. Our success will also depend on our ability to develop and introduce, on a timely and cost-effective basis, new products that keep pace with technological developments and emerging industry standards and that address increasingly sophisticated customer requirements.
     Our business would be adversely affected if we were to incur difficulties or delays in developing new products or enhancements or if those products or enhancements did not gain market acceptance. Specifically:
▪	we may not be successful in identifying, developing and marketing product enhancements or new products that respond to technological change or evolving industry standards;

▪	we may experience difficulties that could delay or prevent the successful development, introduction and marketing of these products; and

▪	we may experience difficulties that could delay or prevent the successful development, introduction and marketing of these products; and

▪	our new products and enhanced products may not adequately meet the requirements of the marketplace and achieve market acceptance or may not keep pace with advances made by our competitors.
     We currently hold six U.S. patents and several additional patents being prepared for filing. The time period covered by our patents ranges from fourteen to nineteen years; however, there can be no assurance that our technologies will be accepted in the marketplace. In addition, different technologies owned by others could arise that would be superior or more marketable than ours. See Description of Business—Patents and Proprietary Technology.
The loss of one or more members of management or key personnel could adversely affect our operations and could lead to loss of clients and proprietary information.
     Our business, success, growth, operating results, and profitability are dependent upon the skills, experience, efforts, performance, and abilities of members of management and other key personnel. We depend upon members of management and key personnel, including key sales personnel, to generate new business and to service new and existing clients. If any members of management or key personnel were to leave us, our business, success, growth, operating results and profitability could suffer. If we lose any key personnel, we may also be unable to prevent the unauthorized disclosure or use of our technical knowledge, practices, procedures, or client lists by the former personnel. Disclosure or use of this information could harm our business.
We may face substantial competition in attracting and retaining qualified personnel, and may be unable to grow our business if we cannot attract and retain qualified personnel.
     Our success will depend to a significant degree upon our ability to attract and retain highly qualified and experienced personnel who possess the skills and experience necessary to satisfy our business and client service needs. These personnel may be in great demand, particularly in certain geographic areas, and are likely to remain a limited resource for the foreseeable future. Our ability to attract and retain employees with the requisite experience and skill depends on several factors, including our ability to offer competitive wages, benefits, and professional growth opportunities. To attract and retain these individuals, we will be required to invest a significant amount of time and money. Many of the companies with which we will compete for experienced personnel have greater financial resources and name recognition than we do. In addition, an important component of overall compensation for our personnel will be equity. If our stock price does not increase over time, it may be more difficult to retain personnel who have been compensated with stock awards or options. The inability to attract, train, and retain experienced personnel could have a material adverse effect on our business.
Because we are significantly smaller and less established than a majority of our competitors, we may lack the financial resources necessary to compete effectively and sustain profitability.
     We operate in competitive, fragmented industries and compete for clients with a variety of larger and smaller companies that offer similar products and services. These industries are subject to rapid technology changes and are significantly affected by new products and services and the marketing activities of industry participants, which may often be beyond our control. Due to the nature of our business, we compete with companies in the security products, security consulting and defense industries. Although we primarily compete directly with firms who offer similar security products, we also compete directly and indirectly with a number of other companies, which provide and install large security systems as a single contractor. Many of these competitors are more established, offer more products, services and features, have a greater number of clients, locations, and employees, and also have significantly greater financial (based on total assets and annual revenues), technical, marketing, public relations, name recognition, and other resources than we have.
     We also expect to experience increased competition from new entrants into the market. We may be unable to compete with large multi-product security companies, including the security divisions of large international firms. This increased competition may result in pricing pressures, loss of market share or loss of clients, any of which could have an adverse effect on our business, financial condition, operating results and cash flows. See Description of Business—Competition.
We are dependent upon third party manufacturers and suppliers to produce our products.
     As a cost efficiency measure, we do not manufacture our own parts and product line but contract such supply and manufacture to third parties. The failure by any of our vendors, suppliers or contractors to fulfill their contractual obligations to us could adversely affect our operations. If we are unable to obtain sufficient components and manufacturers for our products, or develop alternative sources, delays in product introductions or shipments could occur and could have a material adverse effect on our results of operations. See Description of Business—Manufacturing.
The voting control of Axcess is held by Amphion Group, and other stockholders are unlikely to have any ability to influence the governance or policies of our company.
     As of September 30, 2006, Amphion Ventures LP and affiliates of Amphion Ventures LP, including Amphion Partners, Amphion Investments, Antiope Partners, Amphion Capital Partners (formerly NVW, LLC), Amphion Capital Management LLC, Amphion Innovations plc and VennWorks LLC (formerly incuVest LLC) (collectively, the “Amphion Group”) owned approximately 61% of our outstanding common stock. This level of ownership provides the Amphion Group with the power to determine the outcome of almost any matter submitted for the vote or consent of our stockholders. Additionally, two of our five directors are affiliates of the Amphion Group. See Security Ownership of Certain Beneficial Owners and Management.
The price of our common stock has been highly volatile and may continue to be highly volatile, which may adversely affect your ability to sell your shares and our ability to raise additional capital.
     The price of our common stock has been highly volatile and may continue to be highly volatile. For instance, from November 1, 2002 through December 1, 2006, our common stock traded from a low of $.025 to a high of $3.60 per share. The price of our common stock has experienced, and may continue to experience, significant volatility in response to many factors, some of which are beyond our control and may not even be directly related to us, including:
•	changes in financial estimates or recommendations by securities analysts regarding us or our common stock;

•	our performance and the performance of our competitors and other companies in the technology or marketing sectors;

•	quarterly fluctuations in our operating results or the operating results of other companies in the technology or marketing sectors;

•	additions or departures of key personnel;

•	the trading volume of our common stock;

•	general economic conditions and their effect on the technology or advertising and marketing sectors, in general; and

•	competition, natural disasters, acts of war or terrorism or other developments affecting us or our competitors.
     In addition, in recent years, the stock market has experienced extreme price and volume fluctuations, which have often been unrelated or disproportionate to the operating performance of particular companies. This volatility has significantly affected and may continue to affect, the price of our common stock and may adversely affect your ability to sell your shares and our ability to raise additional capital. See Market and Common Equity and Related Stockholder Matters.
Our common stock may be subject to penny stock rules and regulations.
     Federal rules and regulations under the Exchange Act regulate the trading of so-called penny stocks, which generally refers to low-priced (below $5.00), speculative securities of very small companies traded on the OTC Bulletin Board or in the Pink Sheets. Trading, if any, in shares of our common stock may be subject to the full range of penny stock rules. Before a broker/dealer can sell a penny stock, these rules require the broker/dealer to first approve the investor for the transaction and obtain from the investor a written agreement regarding the transaction. The broker/dealer must also furnish the investor with a document describing the risks of investing in penny stocks. The broker/dealer must also tell the investor the current market quotation, if any, for the penny stock and the compensation the broker/dealer will receive for the trade. Finally, the broker/dealer must send monthly account statements showing the market value of each penny stock held in the investor’s account. If these rules are not followed by the broker/dealer, the investor may have no obligation to purchase the shares. Accordingly, these rules and regulations may make it more expensive and difficult for broker/dealers to sell shares of our common stock, and purchasers of our common stock may experience difficulty in selling such shares in secondary trading markets.

USE OF PROCEEDS
     Proceeds from the sale of the 5,838,586 shares beneficially owned by the selling stockholders described above will inure solely to the benefit of the selling stockholders as the Company will not receive any of the proceeds from such sales. If fully exercised the Warrants would result in the issuance of 4,063,883 shares of our common stock and result in proceeds to the Company of $6,768,158, which would be used for working capital and to pay down any outstanding debt.
DILUTION
     The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.
SELLING STOCKHOLDERS / WARRANT HOLDERS
     The following listed holders own or have the rights to 9,902,469 shares of Axcess International common stock. The listed stockholders own 5,838,586 shares of Axcess International common stock and the listed warrant holders have the rights to 4,063,883 shares of Axcess International common stock. Upon the effective date of this Registration Statement and pursuant to this prospectus, the listed stockholders will have the ability to sell their stock at any time and the listed warrant holders will have the right to exercise their warrants for the stated value of their warrants and have the ability to sell their stock at any time. Should all the selling stockholders sell their stock at or near the same time, there is a significant likelihood that our stock price will fall.

			Amount of
			Common	Total	Total	Percentage
			Shares To	Shares	Shares	Of Common
			Be Offered	Owned	Owned	Shares
			For Each	Prior	After	Owned
			Stockholders	To This	This	After This
			Account	Offering	Offering	Offering
Selling Shareholders (1)	Address	Components	(2)	(3)	(4)	(5)	Footnotes
Amphion Innovations PLC	330 Madison Avenue		3,251,812	4,019,948	768,136	2.1%
(Robert Bertoldi / Richard Morgan)	New York, New York 10017	887,671					(6)
		887,671					(7)
		588,235					(8)
		588,235					(9)
		150,000					(10)
		150,000					(11)
							(19)

Richard C.E. Morgan	88 Foxwood Rd.		1,188,236	1,767,323	579,087	1.5%
	Stamford, Connecticut 06807	300,000					(10)
		300,000					(11)
		294,118					(8)
		294,118					(9)
							(19)

C.I.P.A.F.S.A.	29 Avenue De La Porte-Neuve		1,000,000	1,000,000	—	*
Tameem Auch	L-2227, Luxembourg	1,000,000					(12)

Ivory Overseas Holding Limited	100 Hammersmith Rd.		588,236	1,026,358	438,122	1.2%
(Enrique Sibauste)	London WG 75P, UK	294,118					(8)
		294,118					(9)

GenInvest Ltd	C/O Africa House Group		500,000	542,000	42,000	*
(Wendy Baines)	Woodbourne Road	500,000					(13)
	Douglas, Isle of Man
	IM99 1AW, British Isles

Eva Rausing	62 Cadogan Place		470,588	470,558	—	*
	London, United Kingdom	235,294					(8)
	SWIX 9RS	235,294					(9)

Stan Zaslow	12331 Rockledge Cir.		342,466	595,139	252,673	*
	Boca Raton, Florida 33428	118,722					(14)
		100,000					(10)
		100,000					(11)
		23,744					(15)

			Amount of
			Common	Total	Total	Percentage
			Shares To	Shares	Shares	Of Common
			Be Offered	Owned	Owned	Shares
			For Each	Prior	After	Owned
			Stockholders	To This	This	After This
			Account	Offering	Offering	Offering
Selling Shareholders (1)	Address	Components	(2)	(3)	(4)	(5)	Footnotes
Sir Brian Williamson	Ely House, 37 Dover Street		300,000	300,000	—	*
	London, United Kingdom	200,000					(12)
	WIS 4NJ	100,000					(13)

Mowodi Stiftung	Prager Dreifus, Attorney-at-Law		267,648	270,829	3,181	*
	Muehlebachst 6 CH-8008 Zurich	75,000					(10)
	Switzerland	75,000					(11)
		58,824					(6)
		58,824					(7)

Rutgers Casualty Insurance Co.	444 Madison Avenue, Suite 501		165,351	259,206	93,855	*
(Nachum Stein)	New York, New York 10022	59,361					(14)
		47,059					(8)
		47,059					(9)
		11,872					(15)

Tisu Investment Ltd.	Muehlebachst 6 CH-8008 Zurich		150,000	150,000	—	*
(Tis Prager)	Switzerland	75,000					(10)
		75,000					(11)

Anna Morgan	88 Foxwood Road		142,466	252,715	110,249	*
	Stamford, Connecticut 06903	118,722					(14)
		23,744					(15)
							(19)

Fortress Mutual Funds Ltd	Carlisle House, 1st Floor		142,237	356,392	214,155	*
(Roger Cave)	Hinks Street	142,237					(16)
	Bridgetown, Barbados

Patrick Lindsey	1 Hidden Lane		119,307	122,202	2,895	*
	Bakersfield, CA 93309	58,824					(8)
		58,824					(9)
		1,659					(16)

Leonard Leff	P. O. Box 64672		118,722	204,297	85,575	*
	Los Angeles, California 90064	118,722					(15)

D. Reed Webster Revocable Trust	1215 W. Montana Street		117,648	117,648	—	*
(D. Reed Webster)	Chicago, IL 60614	58,824					(8)
		58,824					(9)

Paul Brown	30 Heather Drive		117,648	122,741	5,093	*
	Edison, NJ 08820	58,824					(8)
		58,824					(9)

Jared Trading Unlimited	La Delaissee 7, 1270 Trelex		99,566	203,719	104,153	*
(Hans K. Jerne)	Switzerland	99,566					(16)

Kwang Boon Sim	92 Pinner View		82,340	82,340	—	*
	Harrow, Middlesex	41,170					(8)
		41,170					(9)

James Sanderson	202 Crossgate Drive		71,233	221,003	149,770	*
	Clark Summit, PA 18411	59,361					(14)
		11,872					(15)

Joseph Nuzzi	625 N. Gov. Printz Blvd.		59,740	318,543	258,803	*
	Essingron, PA 19029	59,740					(16)

Howard A. Gordon	11350 NW 7th Street		59,361	146,329	86,968	*
	Plantation, Florida 33325	59,361					(15)

Douglas Campbell	5 Palace Gate, Flat 4		58,824	58,824	—	*
	London, United Kingdom	29,412					(8)
	W85LS	29,412					(9)

Kentucky National Insurance Co.	444 Madison Avenue		52,023	59,924	7,901	*
(Nachum Stein)	New York, New York 10022	23,744					(14)
		11,765					(8)
		11,765					(9)
		4,749					(15)

Nachum Stein	444 Madison Avenue		52,023	71,139	19,116	*
	New York, New York 10022	23,744					(14)
		11,765					(8)
		11,765					(9)
		4,749					(15)

			Amount of
			Common	Total	Total	Percentage
			Shares To	Shares	Shares	Of Common
			Be Offered	Owned	Owned	Shares
			For Each	Prior	After	Owned
			Stockholders	To This	This	After This
			Account	Offering	Offering	Offering
Selling Shareholders (1)	Address	Components	(2)	(3)	(4)	(5)	Footnotes
Bruce Zwigard	8935 Arvida Drive		50,000	50,000	—	*
	Coral Gables, FL 33156	25,000					(10)
		25,000					(11)

Steve Dachs	16035 W. Prestwick Pl.		50,000	95,000	45,000	*
	Miami Lakes, FL 33014	25,000					(10)
		25,000					(11)

Hasenfeld Stein Pension Trust	444 Madison Avenue		49,540	50,115	575	*
(Nachum Stein)	New York, New York 10022	17,647					(8)
		17,647					(9)
		11,872					(14)
		2,374					(15)

Sol Barber	625 Westfield Avenue		36,319	43,810	7,491	*
	Westfield, New Jersey 07090	29,681					(15)
		6,638					(16)

David Stirling	3281 Round Hill Road		34,367	49,247	14,880	*
	Branchburg, NJ 08876	34,367					(17)

Lombard Odier Darier Hentsch	11, rue de la Carraterie		33,189	57,907	24,718	*
(Martin Roth)	CH-1204 Geneva-Suisse	33,189					(16)

Assiduous Limited	CA IB Corporate Finance LTD		20,000	92,123	72,123	*
(William de Gelsey)	80 Cheapside, London EC2V	10,000					(6)
	6EE	10,000					(7)

John Strauss	3409 Hanover		19,913	264,744	244,831	*
	Dallas, Texas 75225	19,913					(16)

Vikas Deshmukh	P.O. Box 3526		10,000	10,000	—	*
	Coppell, Texas 75019	5,000					(6)
		5,000					(7)

RJM Children’s Trust	907 Robin Drive		8,297	16,976	8,679	*
(James Macaleer)	West Chester, PA 19382	8,297					(16)

RJM Foundation	907 Robin Drive		8,297	16,976	8,679	*
(James Macaleer)	West Chester, PA 19382	8,297					(16)

Galloway LTD	Courtview, 12 Mount Havelock		6,638	11,409	4,771	*
(Brian Byers)	Douglas, Sile of Man	6,638					(16)
	British Isles, 1m1 2Q6

Garry Meyer	833 Riverbank Rd.		6,638	13,582	6,944	*
	Stamford, CT 06903	6,638					(16)

Jeanette Hyde	2405 Glenwood Ave.		6,638	11,632	4,994	*
	Raleigh, NC 27608	6,638					(16)

Alexander Hasenfeld	444 Madison Avenue		5,333	5,333	—	*
	New York, New York 10022	5,333					(18)

Michael Filippone	17 Clover Lane		4,978	9,643	4,665	*
	Northport, NY 11768	4,978					(16)

Bruce Contino	325 Scudder Ave.		3,319	5,791	2,472	*
	Porthport, NY 11768	3,319					(16)

Christopher Lickman	629 Maple Ave.		3,319	6,791	3,472	*
	Elizabeth, NJ 07202	3,319					(16)

William Adam	213 Catherine St.		3,319	6,791	3,472	*
	East Northport, NY 11731	3,319					(16)

John O’Dea	6801 Shore Road		2,489	4,343	1,854	*
	Brooklyn, NY 11220	2,489					(16)

Paul Brown	30 Heather Drive		2,489	5,093	2,604	*
	Edison, NJ 08820	2,489					(16)

			Amount of
			Common	Total	Total	Percentage
			Shares To	Shares	Shares	Of Common
			Be Offered	Owned	Owned	Shares
			For Each	Prior	After	Owned
			Stockholders	To This	This	After This
			Account	Offering	Offering	Offering
Selling Shareholders (1)	Address	Components	(2)	(3)	(4)	(5)	Footnotes
Thomas Brown	30 Heather Drive		2,489	5,093	2,604	*
	Edison, NJ 08820	2,489					(16)

James Riciotti	66 Cortelyou Ave.		2,371	4,137	1,766	*
	Staton Island, NY 10312	2,371					(16)

Paul & Hillary Umans Bialowas	8 Rockridge Rd.		2,371	4,137	1,766	*
	Ardsley, NY 10502	2,371					(16)

Richard Plum	340 East 72nd St., Apt #4-SW		1,659	3,395	1,736	*
	New York, NY 10021	1,659					(16)

Elaine Bompane	6 Stoothoff Rd.		1,659	2,852	1,193	*
	East Northport, NY 11731	1,659					(16)

James & Veronica Delevan	181 – 73 St.		1,659	2,859	1,200	*
	Brooklyn, NY 11209	1,659					(16)

Lorraine Mastelerz	34 Carriage Ct.		1,659	3,395	1,736	*
	Scarsdale, NY 10583	1,659					(16)

Robert Webb, Trust DTD 6-15-95	971 N. Doheny Drive		1,659	1,659	—	*
(Robert Webb)	West Hollywood, CA 90069	1,659					(16)

Gregory Georgek	468 Seneca Rd.		948	1,654	706	*
	Hornell, NY 14843	948					(16)

Joseph Gorr	61 West 62nd, #15E		948	1,940	992	*
	New York, NY 10023	948					(16)

David Horn	5 Cornell Trail		830	1,698	868	*
	Hillsbourgh, NJ 08844	830					(16)

Eddie Calla	31 Hylan Blvd		830	1,698	868	*
	Staten Island, NY 10312	830					(16)

Rebecca Brown	30 Heather Drive		830	1,698	868	*
	Edison, NJ 08820	830					(16)

*	Less than 1%

1.	The name of the person who has the right to vote the shares. In the case of an entity the names in parenthesis are the names of all the individuals that exercise voting and / or dispositive powers with respect to shares offered for resale.

2.	The number of current shares being registered or the underlying common share for warrants.

3.	Represents the number of shares currently held by the individual or entity including any warrants, options or convertible preferred shares that are exercisable within sixty days of the registration date and are included in this registration statement and excludes all previously registered warrants, any convertible debt or convertible preferred shares not included in this registration statement.

4.	Represents the total number of shares that could be held assuming all of the warrants and options that are exercisable within sixty days of the registration statement, and included in this registration statement, are exercised and sold. Excludes all previously registered warrants, any convertible debt or convertible preferred shares.

5.	The ownership percentage reflects the percentage of the total common shares outstanding of 37,379,746 assuming 28,657,313 shares currently outstanding as of December 21, 2006 plus 4,063,883 warrants included in this registration statement are exercised and 4,658,550 of convertible preferred shares that are included in this registration statement and excludes 2,577,838 warrants outstanding that were previously registered, options and convertible preferred shares that could potentially be outstanding in the future.

6.	These shares were acquired by the designated stockholder through an exempt Preferred Stock Offering on December 30, 2005. The Preferred Stock is designated as 2005 Preferred and consists of 956,495 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $0.85. We are registering the underlying common shares.

7.	These warrants were acquired by the designated stockholder through an exempt Preferred Stock Offering on December 30, 2005. The Preferred Stock is designated as 2005 Preferred. In addition, the Company issued 956,495 warrants to purchase the Company’s common stock exercisable for five years at $1.50 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $3.00 per share for at lease twenty (20)

consecutive trading days. If the warrants were fully exercised before expiration the Company would receive $1,434,743.

8.	These shares were acquired by the designated stockholder through an exempt Preferred Stock Offering on March 14, 2006. The Preferred Stock is designated as 2005 Preferred and consists of 1,752,055 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $0.85. We are registering the underlying common shares.

9.	These warrants were acquired by the designated stockholder through an exempt Preferred Stock Offering on March 14, 2006. The Preferred Stock is designated as 2005 Preferred. In addition, the Company issued 1,752,055 warrants to purchase the Company’s common stock exercisable for five years at $1.50 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $3.00 per share for at lease twenty (20) consecutive trading days. If the warrants were fully exercised before expiration the Company would receive $2,628,083.

10.	These shares were acquired by the designated stockholder through an exempt Preferred Stock Offering on December 1, 2006. The Preferred Stock is designated as 2006B Preferred and consists of 750,000 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $1.00. We are registering the underlying common shares.

11.	These warrants were acquired by the designated stockholder through an exempt Preferred Stock Offering on December 1, 2006. The Preferred Stock is designated as 2006B Preferred. In addition, the Company issued 750,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $5.00 per share for at lease twenty (20) consecutive trading days. If the warrants were fully exercised before expiration the Company would receive $1,500,000.

12.	These shares were acquired by the designated stockholder through an exempt Preferred Stock Offering on May 31, 2006. The Preferred Stock is designated as 2006 Preferred and consists of 1,200,000 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $1.00. We are registering the underlying common shares.

13.	These warrants were acquired by the designated stockholder through an exempt Preferred Stock Offering on May 31, 2006. The Preferred Stock is designated as 2006 Preferred. In addition, the Company issued 600,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $5.00 per share for at lease twenty (20) consecutive trading days. If the warrants were fully exercised before expiration the Company would receive $1,200,000.

14.	These shares were acquired as part of the July 31, 2002 bridge financing. Pursuant to the bridge financing agreement on July 30, 2003, July 30, 2004 and July 30, 2005 the investors have the option to convert one-third of the principal amount plus accrued interest of the notes into common stock of the Company. The conversion price of the notes is initially 65% of the average closing price of a share of the Company’s common stock for the 20 trading days preceding the given anniversary date of the notes. The maximum conversion price shall be $4.00 per share and the minimum conversion price shall be $1.00.

15.	These shares were acquired as part of the January 31, 2003 bridge financing. Pursuant to the bridge financing agreement on January 31, 2004 and January 31, 2005 the investors have the option to convert one-third of the principal amount plus accrued interest of the notes into common stock of the Company. The conversion price of the notes is initially 65% of the average closing price of a share of the Company’s common stock for the 20 trading days preceding the given anniversary date of the notes. The maximum conversion price shall be $2.00 per share and the minimum conversion price shall be $0.50.

16.	On July 28, 2006, the Board elected to pay all accrued dividends with additional shares. Therefore, $395,349 of accrued dividends was paid by issuing 439,275 shares of restricted Axcess common shares.

17.	These shares were acquired when the designated holder elected to convert the remaining $33,333 of convertible debt plus $1,034 of accrued interest into 34,367 shares of common stock.

18.	These shares were acquired on January 28, 2005 as part of the additional working capital raised their the exercise of warrants. In order to induce the warrant holders to exercise their warrants early we offered an additional warrant for each warrant exercised by January 28, 2005. If the warrants were fully exercised before expiration the Company would receive $5,333.

19.	These designated shareholders are related either personally or through their business relationships to the Amphion Group, which is defined to include Mr. Richard C.E. Morgan, a British citizen and Chairman of the Board of Directors of the Company (“Mr. Morgan”), Mrs. Anna Morgan, a British citizen and wife of Richard C.E. Morgan (“Mrs. Morgan”), Robert J. Bertoldi, a U.S. citizen and Director of the Company (“Mr. Bertoldi”), Amphion Ventures, L.P., a Delaware limited partnership (“Amphion Ventures”), Amphion Partners, LLC, a Delaware limited liability company (“Amphion Partners”), Amphion Investments, LLC, a Delaware limited liability company (“Amphion Investments”), Antiope Partners, LLC, a Delaware limited liability company (“Antiope Partners”), Amphion Capital Management, LLC, a Delaware limited liability company (“ACM”), Amphion Innovations PLC formerly known as Amphion Capital Partners LLC (“ACP”) and as NVW,LLC a Delaware limited liability company and VennWorks, LLC, a Delaware limited liability company formerly known as incuVest, LLC, (“VennWorks”). Mr. Morgan and Mr. Bertoldi are both directors of Axcess and have been since 1985 and 2000, respectively.

20.	To the knowledge of Axcess, the stockholders not designated in 19 above have no relationship to Axcess, its directors, officers or affiliates

21.	To the knowledge of Axcess, none of the above listed stockholders are NASD broker/dealers.
PLAN OF DISTRIBUTION
     We are registering all the shares of common stock offered by this prospectus on behalf of the selling stockholders who may sell the shares from time to time, or who may also decide not to sell all of the shares that may be sold under this prospectus.
     The selling stockholders or their successors may sell all of the shares of our common stock offered by this prospectus from time to time in transactions in the over-the-counter market, on one or more other securities markets and exchanges, or in privately negotiated transactions. They may sell the shares offered by this prospectus at fixed prices, at market prices prevailing at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling the shares offered by this prospectus:
•	block trades in which the broker/dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker/dealer as principal and resale by such broker/dealer for its account;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	privately negotiated transactions;

•	short sales;

•	transactions in which broker/dealers may agree with the selling stockholders to sell a specified number of the shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker/dealers regarding the sale of their shares. They have also advised us that no underwriter or coordinating broker is now acting in connection with the proposed sale of shares.
     The selling stockholders also may lend or pledge shares to a broker/dealer. The broker/dealer may sell the shares so loaned or, upon a default, the broker/dealer may sell the shares so pledged, pursuant to this prospectus. Broker/dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders. Broker/dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both.
     Compensation to a particular broker/dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. Broker/dealers or agents and any other participating broker/dealers of the selling stockholders may be deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in connection with sales of shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Because the selling stockholders may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933.

     The shares may be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
     Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days before the commencement of such distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations under the Securities Exchange Act of 1934, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.
     To the extent required, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. In effecting sales, broker/dealers engaged by the selling stockholders may arrange for other broker/dealers to participate in the resales.
     We will file a supplement to this prospectus, if required, pursuant to Rule 424 under the Securities Act of 1933 upon being notified by the selling stockholders that any material arrangement has been entered into with a broker/dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:
•	the name of each selling stockholder and of the participating broker/dealer(s);

•	the number of shares involved;

•	the price at which such shares were sold;

•	the commissions paid or discounts or concessions allowed to such broker/dealer(s), where applicable;

•	that such broker/dealer did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transaction.
LEGAL PROCEEDINGS
     Axcess is engaged in a number of lawsuits with approximately five vendors who claim they are owed amounts from $200 to $45,000, which aggregates in total $76,326. We are currently defending or seeking to settle each of the vendor’s claims. At September 30, 2006, we had accrued the delinquent amounts we expect to be liable for, for the claims described in this paragraph.
DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS
Management of Axcess
     The Board elects executive officers annually at its first meeting following the annual meeting of stockholders. The following table sets forth, as of December 21, 2006, Axcess’ directors, executive officers and significant employees, their ages, and their positions within Axcess.

Name	Age	Position	Committee

Richard C.E. Morgan	62	Chairman of the Board of Directors	(1*) (3*) (4)
Allan Griebenow	54	Director, President and Chief Executive Officer	(1) (4)
Allan L. Frank	42	Vice President, Secretary and Chief Financial Officer
Robert J. Bertoldi	52	Directors	(2) (4)
Paul J. Coleman, Jr.	74	Director	(2*) (4)
Robert F. Hussey	57	Director	(2) (3) (4)

Name	Age	Position	Committee

Raj Bridgelall	39	Vice President of Engineering
Ray Cavanagh	56	Vice President of Sales
Benjamin Donohue	56	Vice President of Business Development

(1)	Executive Committee

(2)	Audit Committee

(3)	Compensation Committee

(4)	Nominating and Governance Committee

*	Indicated Chairman of the Committee
     Richard C. E. Morgan has served as a director and Chairman of the Board of the company since 1985. Since 2003 Mr. Morgan has been Chief Executive Officer and is a director of Amphion Innovations plc, the successor to Amphion Capital Partners LLC a private equity and venture firm that he co-founded, of which he was Chairman and CEO. In November 1999, Mr. Morgan co-founded VennWorks LLC, a venture capital company and since then has served as its Chairman and Chief Executive Officer. In 1995, Mr. Morgan co-founded Amphion Capital Management, LLC, a private equity and venture capital firm, and since then has served as one of its Managing Members. From 1986 Mr. Morgan has been a Managing Member of Wolfensohn Partners, LP, (now known as Amphion Partners LLC), the General Partner of Wolfensohn Associates LP (known as Amphion Ventures LP) a technology and life science fund. Mr. Morgan serves on the Board of Directors of Celgene Corp., which develops and markets biotechnology products. Mr. Morgan is also a director of several private companies and is also a director of Orbis International, Inc., a non-profit organization dedicated to fighting blindness worldwide.
     Allan Griebenow has served as a director, President and Chief Executive Officer of the Company since July 1999. He founded Prism Video, Inc. in 1993 and was Chief Executive Officer of Prism Video, Inc. from 1994 to July 1999. From 1989 to 1992, Mr. Griebenow was President, CEO and a Director of Vortech Data Inc., a pioneer in the medical imaging networking (PACS) space which was sold to Eastman Kodak and became Kodak Health Imaging Systems. Earlier he was with Satellite Systems Engineering, Ford Aerospace, and Satellite Business Systems. Mr. Griebenow has spent the past twenty five years in telecommunications-based advanced applications. He started his career in 1979 as a Presidential Management Intern with NASA’s Office of Aeronautics and Space Technology. He holds a B.S. in Business Administration from the University of Maryland and an MBA from San Francisco State University.
     Allan L. Frank has served as Vice President, Secretary and Chief Financial Officer of the Company since March 2002. From July 1999 through June 2001, Mr. Frank was Vice President, Chief Financial Officer and Secretary for Vast Solutions, Inc., a spin-off from Paging Network, Inc. (“PageNet”). Vast Solutions, Inc. filed for bankruptcy in April 2001. From September 1993 through July 1999, Mr. Frank served in numerous positions at PageNet, including as Vice President of Corporate Development and Director of Financial Analysis, and as Director of International Finance for Paging Network International, a subsidiary of PageNet. Prior to PageNet, Mr. Frank worked at FoxMeyer Corporation, OrNda HealthCare and Dalfort Aviation Services. Mr. Frank holds a B.S. in Business Administration from The Ohio State University and an MBA from the University of North Texas.
     Robert J. Bertoldi has been a director of the Company since June 2000. Since 2005 he has been the President and Chief Financial Officer of Amphion Innovations plc (AMP), a company listed on the AIM on the London Stock Exchange. Amphion develops and operates companies in the life sciences and medical technology sectors. Since 2003, Mr. Bertoldi has been the President of Amphion Capital Partners LLC, since 2000 Mr. Bertoldi has been the President of VennWorks, LLC, since 1995, Mr. Bertoldi has been a Managing Member of Amphion Capital Management, LLC, and of Amphion Partners LLC, the General Partner of Amphion Ventures LP. Prior to 1995 Mr. Bertoldi served as the Chief Financial Officer of James D. Wolfensohn Inc. and Hambro America Inc. In addition to being a member of the Board of Directors for Axcess, Mr. Bertoldi is the Chairman of the Board of m2m Inc, and is on the Board of WellGen Inc. Mr. Bertoldi received his B.A. in Accounting and Economic from Queens College in 1976 and became a Certified Public Accountant in 1978. He is a member of the New York State Society of Certified Public Accountants and the American Institute of Certified Public Accountants.
     Paul J. Coleman, Jr. has served as a director of the Company since 1982. He is President and Chief Executive Officer of the Girvan Institute of Technology, a non-profit, public benefit corporation engaged in research, technology development, and education related to high-technology enterprise. Dr. Coleman is an emeritus professor of space physics at the University of California at Los Angeles (“UCLA”). He currently serves as a director of Knowledge Vector, Inc., Microtechnologies Ltd and the Girvan Institute. He is a former director of CACI International, Fairchild Space and Defense Corporation, the Universities Space Research Association (USRA) and others. He has held positions as assistant (managing) director of the Los Alamos National Laboratory; president and chief executive officer of USRA, (managing) director of the Institute of Geophysics and Planetary Physics at UCLA; and (managing) director of the National Institute for Global Environmental Change of the U.S. Department of Energy.

     Robert F. Hussey has served on the Board since September 2002. Mr. Hussey is a private equity investor. Mr. Hussey currently serves as a Director of Digital Lightwave, Inc. Mr. Hussey also serves on the board of HC Wainwright & Co, DIRT Motorsports, Inc. and on the board of advisors for Argentum Capital Partners. From 1991 through 1996, Mr. Hussey served as President, CEO and Director of MetroVision of North America. From 1984 through 1991, Mr. Hussey was Founder, President, CEO and Director of POP Radio Corp. Prior to POP Radio, Mr. Hussey worked at Grey Advertising, Inc., E.F. Hutton and American Home Products, Inc. Mr. Hussey received a B.S. in Business Administration from Georgetown University and an MBA in International Business from George Washington University.
     Raj Bridgelall has served as Vice President of Engineering of the Company since September 2006. From August 2004 through August 2006, Mr. Bridgelall was Vice President, R&D / Advanced Product Development for Alien Technology, Inc. From December 1990 through July 2004, Mr. Bridgelall served in numerous positions at Symbol Technologies, including as Chief Technologist and Advanced Product Development, RFID. Prior to Symbol Technologies, Mr. Bridgelall worked as a Communications Specialists in the United States Coast Guard. Mr. Bridgelall holds a Bachelors degree in Electrical Engineering from Stony Brook University and a Masters degree in Electrical Engineering from Stony Brook University.
     Ray Cavanagh has served as Vice President of Sales of the Company since May 2006. From May 2004 through January 2006, Mr. Cavanagh was Senior Vice President, Worldwide Sales Operations for OpenService, Inc. From April 2002 through May 2004, Mr. Cavanagh served as Vice President, Worldwide Sales, Marketing and Business Development for Entegrity Solutions. From November 2000 through April 2002, Mr. Cavanagh served as Vice President of Worldwide Sales for First Virtual Communications, Inc. Prior to First Virtual Communications, Mr. Cavanagh ran Sales Operations at Aprisma Inc., Newpoint Technologies, Inc., PictureTel Corporation, Interleaf, Inc. and Wang Laboratories. Mr. Cavanagh holds an MBA from Northeastern University where he also completed his undergraduate studies.
     Ben Donohue has served as Vice President of Business Development of AXCESS International. He came to AXCESS in 1999 when it acquired Prism Video where he was Director of Products since 1994. During his tenure with Prism Video, he managed the team that developed and marketed patented proprietary video compression technology in commercial products. In his current position, Donohue maintains strategic major accounts such as Honeywell, Tyco, ADT and Sonitrol.
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
Item 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.
     The following table sets forth the number of shares of each class of stock beneficially owned as of December 1, 2006, by each person known by Axcess to be the beneficial owner of more than five percent of any class of our voting securities as of December 1, 2006. Except as noted below, to our knowledge, each stockholder listed below has sole voting and investment power with respect to all shares of stock shown beneficially owned by the stockholder.

		Amount and
Name and Address of		Nature of	Percentage	Percentage of
Beneficial Owner	Title of Class	Beneficial Owner	of Class	Voting Power
Amphion Group (1)	Voting Common Stock	20,405,571 (2)	51.1%	43.4%
330 Madison Avenue	Series 2005	1,770,024	65.3%	3.8%
New York, NY 10017	Series 2006B	450,000	60.0%	1.0%

(1)	See the following table regarding the beneficial ownership of the Amphion Group.

(2)	Includes 2,923,744 shares that the Amphion Group has the right to acquire pursuant to warrants and options that are exercisable within 60 days.
     The following table sets forth the number of shares beneficially owned by the Amphion Group, which is defined to include Mr. Richard C.E. Morgan, a British citizen and Chairman of the Board of Directors of the Company (“Mr. Morgan”), Mrs. Anna Morgan, a British citizen and wife of Richard C.E. Morgan (“Mrs. Morgan”), Robert J. Bertoldi, a U.S. citizen and Director of the Company (“Mr. Bertoldi”), Amphion Ventures, LP, a Delaware limited partnership (“Amphion Ventures”), Amphion Partners, LLC, a Delaware limited liability company (“Amphion Partners”), Amphion Investments, LLC, a Delaware limited liability company (“Amphion Investments”), Antiope Partners, LLC, a Delaware limited liability company (“Antiope Partners”), Amphion Capital Management, LLC, a Delaware limited liability company (“ACM”), NVW,LLC a Delaware limited liability company (NVW”), Amphion Innovations plc, an Isle of Man company (Innovations) and VennWorks, LLC, a Delaware limited liability company formerly known as incuVest, LLC, (“VennWorks”).
     The Amphion Group disclaims in its filings with the Securities and Exchange Commission that it holds any securities of the Company as a group, within the meaning of any applicable securities law or regulation. Amphion Partners is the sole general partner of Amphion Ventures. Messrs. Morgan and Bertoldi are the managing members of Amphion Partners, Antiope Partners and Amphion Investments. Mr. Morgan is the Chairman of the Board of Directors and Chief Executive Officer of VennWorks. Mr. Bertoldi is the President of VennWorks.
     Based on amended Schedule 13D filed by certain members of the Amphion Group with the SEC on February 10, 2000, Amphion Ventures, Amphion Partners and Mr. Morgan share voting power with respect to certain of the shares owned by them. Also, based on the Schedule 13D, Mr. Morgan shares voting power for the shares held by Amphion Investments, Antiope Partners and certain other shares held by Amphion Partners. Mr. Morgan disclaims beneficial ownership of the shares held by each of the Amphion Group.

		Series	Series
	Voting	2005	2006B
	Common	Preferred	Preferred	Warrants		Options		Total

Amphion Ventures LP	9,219,305	—	—	264,998	(1)	—		9,484,303
VennWorks LLC	5,677,006	—	—	—		—		5,677,006
Amphion Innovations plc	670,000	1,475,906	150,000	1,724,042	(2)			4,019,948
Mr. Morgan	717,509 (3)	294,118	300,000	614,118	(4)	94,293	(5)	2,020,038
Antiope Partners LLC	1,109,182	—	—	—		—		1,109,182
Mr. Bertoldi	—	—	—	—		226,293	(6)	226,293
Amphion Investments LLC	44,000	—	—	—		—		44,000
Amphion Partners LLC	28,125	—	—	—		—		28,125
Amhion Capital Management LLC	16,700	—	—	—		—		16,700

Total of Amphion Group	17,481,827	1,770,024	450,000	2,603,158		320,586		22,625,595

(1)	Includes a grant with a strike price of $2.38 and an expiration date of December 31, 2006.

(2)	Includes three different grants ranging in price ($1.50 to $2.00) and expiration dates (January 28, 2010 to December 1, 2011).

(3)	Includes 252,715 shares of common stock issued to Mrs. Morgan, the wife of Mr. Morgan.

(4)	Includes three different grants ranging in price ($1.50 to $2.00) and expiration dates (January 28, 2010 to December 1, 2011).

(5)	Options to purchase 94,293 shares of common stock that are exercisable within 60 days.

(6)	Options to purchase 226,293 shares of common stock that are exercisable within 60 days.
     The following table sets forth the number of shares of each class of stock beneficially owned as of December 21, 2006, by each director who beneficially owns equity securities and the executive officers of Axcess, and all of our directors and executive officers as a group. The business address of each director and executive officer is c/o Axcess International, Inc., 3208 Commander Drive, Carrollton, Texas 75006. To Axcess’ knowledge, each stockholder listed below has sole voting and investment power with respect to all shares of stock shown beneficially owned by the stockholder, except for Mr. Morgan’s beneficial ownership, which is discussed in the introduction to the previous table above.

			Amount and
			Nature of	Percentage	Percentage
Name of			Beneficial	of	of Common
Beneficial Owner	Title of Class		Owner	Class	Voting Power

Richard C.E. Morgan	Voting Common Stock	(1)	17,481,827	61.0%	48.9%
	Series 2005 Preferred		1,770,024	65.3%	5.0%
	Series 2006B Preferred		450,000	60.0%	1.3%

Robert J. Bertoldi	Voting Common Stock	(2)	16,764,318	58.5%	46.9%
	Series 2005 Preferred		1,475,906	54.5%	4.1%
	Series 2006B Preferred		150,000	20.0%	*

Allan Griebenow	Voting Common Stock	(3)	14,860	*	*

			Amount and
			Nature of	Percentage	Percentage
Name of			Beneficial	of	of Common
Beneficial Owner	Title of Class		Owner	Class	Voting Power

Paul J. Coleman, Jr.	Voting Common Stock	(4)	80	*	*
Allan L. Frank	Voting Common Stock	(5)	—	*	*
Robert F. Hussey	Voting Common Stock	(6)	—	*	*
James A. Ferguson	Voting Common Stock	(7)	—	*	*
Raj Bridgelall	Voting Common Stock	(8)	—	*	*
Raymond Cavanagh	Voting Common Stock	(9)	—	*	*
Benjamin Donohue	Voting Common Stock	(10)	—	*	*

All Directors, Director	Voting Common Stock		17,496,767	61.1%	49.0%
Nominees and	Series 2005 Preferred		1,770,024	65.3%	5.0%
Executive Officers as a group (10 individuals)	Series 2006B Preferred		450,000	60.0%	1.3%

*	Less than 1%.

(1)	The number of shares of voting common stock includes 464,794 shares held directly, 16,764,318 shares held by other entities within the Amphion Group (defined in Note 1 to the immediately preceding table above), 252,715 shares owned by Mr. Morgan’s wife. However, the number of shares of voting common stock excludes 708,411 shares that Mr. Morgan has the right to acquire pursuant to option and warrant agreements that are exercisable within 60 days, 1,989,040 shares that entities within the Amphion Group have the right to acquire pursuant to option and warrant agreements that are exercisable within 60 days. As detailed in Note 1 to the immediately preceding table above, Mr. Morgan disclaims beneficial ownership of all shares beneficially owned by entities within the Amphion Group.

(2)	Includes 16,764,318 shares held by other entities within the Amphion Group (defined in Note 1 to the immediately preceding table above). However, excludes 226,293 shares that Mr. Bertoldi has the right to acquire pursuant to option and warrant agreements that are exercisable within 60 days and 1,989,040 shares that entities within the Amphion Group have the right to acquire pursuant to option and warrant agreements that are exercisable within 60 days. As detailed in Note 1 to the immediately preceding table above, Mr. Bertoldi disclaims beneficial ownership of all shares beneficially owned by entities within the Amphion Group.

(3)	Includes 14,580 shares of common stock held directly by Mr. Griebenow and 280 shares owned jointly with his wife. Excludes 1,050,788 shares that Mr. Griebenow has the right to acquire pursuant to option agreements that are exercisable within 60 days.

(4)	Includes 80 shares of common stock held directly by Mr. Coleman and excludes 158,646 shares that Mr. Coleman has the right to acquire pursuant to option agreements that are exercisable within 60 days.

(5)	Excludes 458,984 shares that Mr. Frank has the right to acquire pursuant to options that are exercisable within 60 days.

(6)	Excludes 108,146 shares that Mr. Hussey has the right to acquire pursuant to options that are exercisable within 60 days.

(7)	Excludes 37,500 shares that Mr. Ferguson has the right to acquire pursuant to options that are exercisable within 60 days.

(8)	Excludes 0 shares that Mr. Bridgelall has the right to acquire pursuant to options that are exercisable within 60 days.

(9)	Excludes 0 shares that Mr. Cavanagh has the right to acquire pursuant to options that are exercisable within 60 days.

(10)	Excludes 0 shares that Mr. Donohue has the right to acquire pursuant to options that are exercisable within 60 days.
CHANGE IN CONTROL
     To the knowledge of Axcess International, Inc., no change in control of Axcess has occurred since December 1998.
DESCRIPTION OF SECURITIES
     Axcess International, Inc.’s Amended Certificate of Incorporation authorizes the issuance of (i) 75,000,000 shares of common stock, par value $.01 per share and (ii) 10,000,000 shares of convertible preferred stock.

COMMON STOCK
     As of December 21, 2006, there were 28,657,313 shares of common stock outstanding held by approximately 695 stockholders of record. Immediately following this offering, there will be 28,657,313 shares of common stock outstanding. Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefore. See Dividend Policy. If we are subject to a liquidation, dissolution, or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no right to convert their common stock into any other securities. The common stock has no preemptive or other subscription right. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and non-assessable.
PREFERRED STOCK
     The Company has authorized 10,000,000 shares of convertible preferred stock, of which shares designated in four series have been issued. Information with respect to the series of preferred stock outstanding at each balance sheet date is summarized below.

	2003B	Series	Series	Series	Series
	Series	2004	2005	2006	2006B
Number of shares authorized	2,750,000	625,000	2,750,000	1,200,000	750,000

Stated value	$0.01	$0.01	$0.01	$0.01	$0.01

Number of shares issued and outstanding:
December 31, 2005	1,790,000	625,000	956,495	—	—
September 30, 2006	1,790,000	625,000	2,708,550	1,200,000	—

Conversion ratio (or conversion price) of	1 to 1 into voting	1 to 1 into voting	1 to 1 into voting	1 to 1 into voting	1 to 1 into voting
preferred shares into common	common stock	common stock	common stock	common stock	common stock

Liquidation preference	None	None	None	None	None

Dividend rights	7% per	7% per
	annum, cumulative	annum, cumulative	None	None	None
     (a) Series 2003B Preferred Stock
     The Company completed a $3,132,500 exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors during the fourth quarter of 2003. The Preferred Stock is designated as 2003B Preferred and each $70,000 unit consisted of 40,000 shares of Preferred Stock bearing a 7% dividend, approximately 2,000 shares of common stock and 40,000 warrants to purchase the Company’s common stock exercisable for two years at $2.75 per share. The offering also included an automatic conversion into Common Stock on a one for one basis if the closing twenty-day average stock price is over $3.75. During the three months ended September 30, 2006 there were $55,269 of dividends accrued for Series 2003B Preferred Stock. On July 28, 2006, the Board elected to pay all accrued dividends with additional shares. Therefore, $267,335 of accrued dividends were paid by issuing 297,038 shares of restricted Axcess common shares. Dividends payable were $38,448 and $220,280 for Series 2003B Preferred stock at September 30, 2006 and December 31, 2005, respectively. As of September 30, 2006 and December 31, 2005, the Company had 1,790,000 shares of Series 2003B Preferred shares outstanding.
     In connection with the issuance of the 2003B Preferred Stock, the Company recorded preferred stock dividend requirements of $1,782,831 that will be reflected as preferred stock dividends as the underlying preferred stock converts to common stock. As of September 30, 2006 that amount is reflected in accumulated deficit on the balance sheet.
     (b) Series 2004 Preferred Stock
     During the second quarter of 2004 the Company raised a net of $1,200,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2004 Preferred and consisted of 625,000 shares of Preferred Stock bearing a 7% dividend and 357,142 warrants to purchase the Company’s common stock exercisable for two years at $3.20 per share. The offering also included an automatic conversion into Common Stock on a one for one basis if the closing twenty-day average stock price is over $4.00. During the three months ended September 30, 2006 there were $26,466 of dividends accrued for Series 2004 Preferred Stock. On July 28, 2006, the Board elected to pay all accrued dividends with additional shares. Therefore, $128,014 of accrued dividends were paid by issuing 142,237 shares of restricted Axcess common shares. Dividends payable were $18,411 and $71,918 for Series 2004 Preferred stock at September 30, 2006 and December 31, 2005, respectively. As of September 30, 2006 and December 31, 2005, the Company had 625,000 shares of Series 2004 Preferred shares outstanding.
     In connection with the issuance of the 2004 Preferred Stock, the Company recorded preferred stock dividend requirements of $1,002,540 that will be reflected as preferred stock dividends as the underlying preferred stock converts to common stock. As of September 30, 2006 that amount is reflected in accumulated deficit on the balance sheet.
     (c) Series 2005 Preferred Stock
     On December 30, 2005 the Company raised $813,021 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2005 Preferred and consists of 956,495 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $0.85. In addition, the Company issued 956,495 warrants to purchase the Company’s common stock exercisable for five years at $1.50 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $3.00 per share for at lease twenty (20) consecutive trading days. The Company used the proceeds for general working capital.
     A portion of the 2005 Preferred Equity Offering was the conversion of a convertible note with Amphion Innovations plc, an affiliate of the Amphion Group, our majority shareholder. The principal of the note converted was $500,000 and accrued interest of $4,521. Amphion also agreed to release its secured interest in Axcess’ video patent portfolio.
     The Company also recorded a preferred stock dividend of $813,021 relating to the beneficial conversion feature and the warrants that were issued in connection with the 2005 Preferred Stock Equity closed during December 2005.
     On March 14, 2006 the Company raised an additional $1,489,245 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2005 Preferred and consists of 1,752,055 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $0.85. In addition, the Company issued 1,752,055 warrants to purchase the Company’s common stock exercisable for five years at $1.50 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $3.00 per share for at least twenty (20) consecutive trading days. The Company will use the proceeds for general working capital.
     The Company also recorded an additional preferred stock dividend of $1,489,245 relating to the beneficial conversion feature and the warrants that were issued in connection with the 2005 Preferred Stock Equity closed during March 2006.
     (d) Series 2006 Preferred Stock
     On May 31, 2006 the Company raised $1,200,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2006 Preferred and consists of 1,200,000 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $1.00. In addition, the Company issued 600,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $5.00 per share for at least twenty (20) consecutive trading days. The Company used the proceeds for general working capital.
     The Company also recorded an additional preferred stock dividend of $645,020 relating to the beneficial conversion feature and the warrants that were issued in connection with the 2006 Preferred Stock Equity closed during May 2006.
     (e) Series 2006B Preferred Stock
     On December 1, 2006 the Company raised $750,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2006B Preferred and consists of 750,000 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $1.00. In addition, the Company issued 750,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $5.00 per share for at least twenty (20) consecutive trading days. The Company used the proceeds for general working capital.

     A portion of the 2006B Preferred Equity Offering was the conversion of a convertible note with Amphion Innovations plc, an affiliate of the Amphion Group, our majority shareholder. The principal of the note converted was $140,000 and accrued interest of $844.
     The Company also recorded an additional preferred stock dividend of $750,000 relating to the beneficial conversion feature and the warrants that were issued in connection with the 2006B Preferred Stock Equity closed December 1, 2006.
STOCK OPTIONS AND WARRANTS
     Stock Option Plans
     Under the Company’s 2005 Equity Incentive Plan, the Company may grant up to 5,000,000 shares of common stock to its employees. The exercise price of each option is not less than the market price of the Company’s stock on the date of grant and an option’s maximum term is ten years. No shares have been issued under this plan. Options are generally granted each year and have various vesting requirements, but typically vest over a four year period.
     With the shareholders approval of the 2005 Equity Incentive Plan, the Company will not issue additional options under the Company’s 2001 Equity Incentive Plan. Under the Company’s 2001 Equity Incentive Plan, the Company could grant up to 2,000,000 shares of common stock to its employees. The exercise price of each option is not less than the market price of the Company’s stock on the date of grant and an option’s maximum term is ten years. The Company has issued stock options to various members of the Board of Directors and officers of the Company under this plan. Options are generally granted each year and have various vesting requirements. Options granted typically vest over a four-year period. During 2004, the Company made grants of 190,000 options, as an inducement for the employment of certain employees and officers of the Company, which did not reduce the 2,000,000 options available for grant under the stock option plan.
     With the shareholders approval of the 2005 Equity Incentive Plan, the Company will not issue additional options under the Company’s directors compensation Plan. In 1998, the Company adopted a director compensation plan pursuant to which it pays each director who is not employed by the Company and who does not beneficially own more than 5% of the shares of common stock outstanding an annual grant of 5,000 options to acquire common stock of the Company at an exercise price equal to the fair market value per share of the common stock at the time the option is granted (the “Annual Grant”). The Annual Grant customarily occurs on the date of the Company’s annual meeting. The director compensation plan also provided for a one-time initial grant of 15,000 to each director of the Company as of July 21, 1998, the date the director compensation plan was approved by the Company’s stockholders (the “Initial Grant”). The Company has authorized 150,000 shares for issuance under this plan.
     Stock option transactions for the years ended December 31, 2005 and 2004 are summarized below:

	2005		2004
		WEIGHTED		WEIGHTED
		AVERAGE		AVERAGE
		EXERCISE		EXERCISE
	OPTIONS	PRICE	OPTIONS	PRICE
Options outstanding at beginning of year	3,288,414	$2.37	2,468,465	$2.40
Options granted	—	—	905,749	2.10
Options exercised	(55,100)	0.40	(85,800)	0.40
Options forfeited	(115,829)	2.47	—	—

Options outstanding at end of year	3,117,485	2.40	3,288,414	2.37

Options exercisable at end of year	2,522,320	2.11	2,113,755	2.10

Options available for grant at the end of the year	5,000,000		1

Fair value of options granted during the year	—		1,552,141

     The options outstanding at December 31, 2005 have exercise prices as indicated in the table below.

	Number of	Weighted Average
Option Price	Options	Remaining Life
$0.00 - $1.00	714,600	8.44
$1.01 - $2.00	1,144,170	7.76
$2.01 – $3.00	789,375	4.74
$3.01 - $4.00	201,340	4.84
$4.01 - $5.00	20,000	5.42
$5.01 - $6.25	248,000	4.22

Total	3,117,485	6.67

     As of December 21, 2006 we had 4,616,873 of options outstanding.
     The Company has issued warrants to purchase common stock in connection with issuance of notes payable to stockholders, convertible debentures, and preferred stock. The following table summarizes warrants outstanding at December 31:

2005			2004
WARRANTS	EXERCISE PRICE	EXPIRATION	WARRANTS	EXERCISE PRICE	EXPIRATION
4,184,474	$0.65 - 3.20	01/06 - 12/10	7,918,947	$0.65 - 3.20	05/05 - 02/08

4,184,474			7,918,947

     During the twelve months ended December 31, 2005 the Company issued an additional 2,699,335 warrants in conjunction with various exempt equity offerings. The warrant price ranged from $1.40 to $1.50 and they expire between January 31, 2007 and December 22, 2010. During that same period the Company had 1,998,906 warrants exercised and 4,434,902 warrants expire without being exercised.
     During the nine months ended September 30, 2006 the Company issued an additional 3,107,388 warrants in conjunction with various exempt equity offerings. The warrant price ranged from $1.50 to $2.00 and they expire between March 14, 2011 and December 1, 2011. During that same period the Company had 50,000 warrants exercised and 600,141 warrants expire without being exercised.
     As of December 21, 2006 we have 6,641,721 warrants outstanding.
TRANSFER AGENT AND REGISTRAR
     The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038.
INDEMNIFICATION
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
DESCRIPTION OF BUSINESS
Overview
     Axcess provides advanced security and asset management systems, which locate, identify, track, monitor and protect assets. The main applications of the Company’s systems are personnel and vehicle access control and automatic asset tracking and protection. The Company provides solutions in homeland security markets such as air and ground transportation, water treatment facilities, oil and gas, power plants, as well as in the markets for data centers, retail / convenience stores, education, healthcare, and corporate offices. Axcess utilizes their own patented technology: network-based radio frequency identification (RFID). Our application and browser-based software options, also delivers critical real-time information tailored to each end user via their own enterprise network or the Internet. The software also provides custom alerts in the form of streaming video, e-mail, or messages delivered to wireless devices. Our principal offices are located at 3208 Commander Drive, Carrollton, Texas, 75006, and our telephone number is 972-407-6080.
Company History
     Axcess was formed in November 1982 as Lasertechnics, Inc. Prior to 1999, Axcess, through two subsidiaries, sold high-end dye-sublimation card printers and high-speed laser marking equipment. During 1998, we determined that it could not be consistently profitable selling these products. Accordingly, in October 1998, we discontinued the operations of our 96% owned subsidiary, Sandia Imaging Systems Corporation, which was engaged in distributing and reselling high-end dye-sublimation card printers and consumables. We sold this business in December 1998. A second subsidiary, Lasertechnics Marking Corporation, was engaged in fabricating, distributing and selling high-speed laser marking equipment. In April 1999, we sold Lasertechnics Marking Corporation to affiliates of Amphion Ventures, LP, a major stockholder of ours. See also “Item 12. Certain Relationships and Related Transactions.”
     Axcess then made a concerted effort to enter into the high technology security products marketplace, and identified RFID as its initial target. In September 1998, we consummated the acquisition of the RFID based intellectual property assets of ASGI, Inc. and Nauta, Inc., unaffiliated entities to Axcess. The intellectual property assets included a patent, trade secret rights, software, hardware, product designs and all other technical information necessary for us to manufacture and market RFID products to the access control and asset management markets.
     In July 1999, Axcess acquired another company in the security technology marketplace in the digital video or CCTV area. We acquired substantially all of the assets, including the network video technology, of Prism Video, Inc. Prism Video, Inc. was engaged in the development, design, manufacture and marketing of video security technology and video storage products. Axcess then hired new senior management experienced in the packaging, sales, and marketing of high technology security products.
     Axcess further developed the RFID and network-based streaming video technologies throughout 2002 and 2003. It also secured key reference accounts and established branding for its product lines during the period. In November 2001, we acquired all of the assets of IVEX Corporation relating to its VSA 1200 Project. The VSA 1200 project was an embedded processor-based multimedia streaming network appliance that pushes advanced video and audio processing directly onto the corporate or Internet backbone, then to any point on the network, including handheld devices. Axcess believes that IVEX’s unique architecture offers a strategic platform on which to build value, adding video filtering and detection software, which we expect to, improve the effectiveness of the IVEX product line as well as provide a competitive advantage to us. Throughout 2002, 2003 and 2004, we used our reference customers and our brand awareness to secure key marketing channel partners. These partners are important to the future revenue growth of Axcess’ business due to their market presence. We believe that by integrating our systems into the systems of these channel partners, adoption of our technologies and products will be accelerated. Axcess has completed the integration efforts with certain channel partners and is in the process of integrating others.
     In April 2003, we changed our name from Axcess Inc. to Axcess International, Inc.
Sales Channels
     Axcess utilizes a modified indirect sales model focused primarily on system integrators as marketing channel partners capable of selling, installing and servicing network-based CCTV, access control and asset management applications. Other outlets include distributors, specialty dealers, catalog sales organizations, and OEMs (original equipment manufacturers). Axcess is continuing channel development in the security industry, by focusing on large system integrators that have significant sales in which we hope to participate in. The system integrators and dealers are responsible for the installation in almost all cases. Axcess has four sales people that support individual sales as needed. Using established channels to gain widespread exposure and sales leverage is a well-utilized model in the industry.
     The indirect sales model allows us to address multiple industry segments generically, including manufacturing, wholesale / distribution, retail, services, government, education and finance. The indirect sales model fits the characteristics of our product portfolio with other products, which become system solutions that require custom site planning and installation. Sales generally have multiple locations with the average revenue per system location in the tens of thousands, and are based on a new technology and its application to traditional security problems. By working directly with established marketing channel partners, this indirect model also gives us the flexibility to introduce new products and applications as they are developed.
     We work directly with the end user for certain focused large system sales opportunities. This approach enables us to prospect directly for selected larger transactions and reference accounts in a prudent, “opportunity driven” fashion. The eventual installation is still accomplished through an established channel partner.
     In 2004, we began to pursue the enterprise supply chain/logistics market for RFID solutions. We announced the Onlinesupervisor middleware and software platform and its ability to operate in a compatible fashion with Global Electronic Product Code (EPC) RFID tagging standards. We also announced a recent example where a customer implemented a vehicle access control solution, which automatically tied the vehicle to the inventory it was carrying.
     In 2005, we announced our system was now able to be used on a wireless LAN, announced the release of our comprehensive physical asset management solution and announced that we joined the Sun Partner Advantage program. We also announced several additional reference customers using our system in the gaming industry, for homeland security and for attendance in a college environment.

Partnering
     Axcess believes that the security integration business will continue to go through consolidations and grow by acquisition, and that each of the large integrators are working to develop full-product portfolios to provide the widest range of solutions for their customers. We also believe that our products can play a key role as strategic elements of these portfolios, and that the integrators bring to Axcess broad product and corporate exposure and sales capabilities. The security systems integration industry is a $4.5 billion segment, up from $1.5 billion in 1995 and the segment is growing at approximately 12% — 15% per annum according to a Security Distributing and Marketing (SDM) Magazine report. The largest global integrators that provide security technology solutions include Honeywell, Tyco, Siemens, Group 4 and General Electric.
     Axcess has signed partnering agreements with several integrators. In general, these agreements provide for the integrators to sell and market Axcess’ products, favorably price Axcess’ products based on the volume of the Axcess’ products sold, provide customer service support for the Axcess products sold by the integrators, and integrate Axcess products into the integrator’s system. We believe this integration strategy has advantages over its prior partnership arrangements and will offer an increased opportunity for rapid sales growth.
     Software House, Sensormatic, KanTech,and ADT (Tyco). In 2001, Axcess was selected by Software House as the preferred provider of RFID solutions for asset management. Since then, Axcess’ ActiveTag™ products have been integrated into the C-Cure 800 access control system. Sensormatic, KanTech and ADT also have the capability to sell the Axcess system integrated into C-Cure. During 2004, Tyco International’s ADT group delivered a new product release to its organization announcing the AXCESS ActiveTagTM product line is now available for sale by ADT. Tyco’s SoftwareHouse group currently carries and supports the complete line of ActiveTagTM products which is now available to ADT.
     PSA Security. In 2003, the security industry’s largest buying cooperative, PSA and Axcess agreed to partner whereby we would supply PSA’s approximate 135 integrators with our system solutions. In April 2004, we demonstrated our products at PSA’s annual trade show in Las Vegas.
     Sun Partner Advantage Program. In 2005, we joined the Sun Partner Advantage Program and entered into an agreement to integrate Axcess’ active RFID hardware with the Sun Java System RFID Software. This will result in an integrated, affordable and open interoperable active RFID capability not currently available in the marketplace.
     Dynasys Technologies. In 2005 we formed a strategic partnership with Dynasys Technologies, a leading technology consultant and distributor of automatic data collection and RFID hardware engineering solutions. The partnership should allow Dynasys to offer wireless tagging systems, to its base customers, while serving as a value added integrator and distributor of our products within the data collection space.
Other Integrator Partners
     Axcess has signed partnership agreements with Honeywell, Sonitrol (Tyco), GTSI, Anixter and Samsung USA. The Axcess system has been integrated into the systems provided by Samsung, Iteras, and TVL, totaling five integrators who have the Axcess system embedded into their core solutions.
Products and Technology
     Under the ActiveTag™ label, Axcess supplies active RFID system solutions that connect directly into standard security systems or utilize the enterprise networks or the Internet. ActiveTag™ is a multi-use, single-system solution scaleable for small, medium, and large enterprises. This versatile technology has four patents awarded with applications for two additional patents pending. The system supports a variety of automatic monitoring and tracking applications, including electronic asset protection and asset management, and automatic personnel and vehicle access control.
     ActiveTag™ uses small, battery-powered tags that, when automatically activated at control points throughout a facility, transmit a wireless message to palm-size receivers networked on an existing corporate local area network (commonly referred to as LAN). Tag identification and location information are instantly forwarded to a local security control panel or transmitted over the network to a host computer. ActiveTrac™ is an application software program that logs and displays the information from the tag to provide a comprehensive picture of the person, asset or vehicle being tracked. In addition, Axcess is continuing to develop OnlineSupervisor™ software, which has a browser-based display and provides real-time management solutions through reporting, display, and decision and control functions.
     ActiveTag™ tracks assets as the assets enter, exit and move within a facility to monitor their whereabouts, detect theft and prevent loss. ActiveTag™ software can link assets and personnel together to provide a non-invasive, hands-free access control and asset protection solution at perimeter doors and other controlled entry and exit points. Personnel tags include a panic button for increased personal safety and peace of mind. This software can track vehicle and equipment movements to provide real-time, paperless logistics data and automated gate control. Not only can pallets, containers or boxes be tracked in real-time, but also a beaconing feature (where the tag transmits on a fixed time interval) allows the user to automatically count and monitor all inventory, even while stationary. One version of the RFID tag includes an embedded temperature sensor inside to monitor and transmit measurement of ambient temperature or to signal when the temperature moves outside of a defined range. This sensor capability is utilized today for helping with the early detection of computer server failure in data centers. Another version of the RFID tag has external sensors so the tag can act as a low-cost wireless transmitter.
     The Axcess Prism Video products offer a fully networked, digital video system for enterprises providing remote and local security video (CCTV), as well as digital video recording. Enterprises use this system to transmit and view video to detect security incidents. Axcess offers proprietary VSLE video compression, supported by twelve patents with applications for one more patent pending. The advanced compression technology allows video to be viewed live over traditional phone lines or on any network computer, and recorded and efficiently stored for analysis at a later time. A full array of Prism Products, including cameras, transmitters and recorders, provide customers with low cost, enterprise-wide digital video solutions over the network. Cameras and transmitters can utilize any transmission facility, including phone lines, ISDN, LAN, Internet or other facility. High speed, real-time video and audio provides visibility into operations to improve life safety, improve efficiency, observe sales programs, reduce theft, and monitor compliance with both legal and corporate guidelines.
     The Prism Video line includes a suite of software products for viewing live and recorded video. These products range from dedicated security software applications, to web page viewing for casual use. The products also permit a user to view video on wireless devices such as handheld computers connected to a standard wireless LAN system.
     The Onlinesupervisor™ system integrates the presentation of RFID data and digital video to a standard web browser. Through a display customized to each end user, real-time status is integrated with live and recorded digital video. Events that can be shown involve premises security, physical asset protection, personnel staffing, and operations performance. Up to the minute personnel and asset inventory counts are provided. Live streaming video is available of each site, via the network connection. Each monitored event is linked to the database of recorded video files to enable the viewing of tagged events such as personnel activity at door entrances and exits, access to controlled areas, and asset movements. The system is available as a stand alone enterprise solution or as a portal-based solution hosted by Axcess. We believe that the system is unique in its ability to link information read from a tag with video clips and pictures from the scene surrounding the tag.
     Typical applications of our products include:
     “Hands-free” automatic personnel identification and access control. Doors can be automatically opened as the accredited employee approaches the door, enabling rapid and easy entrance without presenting a card to be swiped. Multiple logical control zones can be set up within a facility, making key areas automatically more secure as non-authorized people are quickly identified. The identification can be linked to tagged assets to improve asset management accountability.
     “Hands-free” automatic vehicle identification and access control. Vehicles automatically enter a controlled or gated area with a validated tag placed in the vehicle. The tag is recognized as it approaches the gate, allowing “rolling access” and facilitating entrance and exit speed. For industrial applications, driver tags and inventory tags can be matched to ensure integrity of the shipment.
     Electronic asset protection and tracking. Assets, such as computers and medical equipment, are automatically tracked as they move throughout the facility and protected if they approach a perimeter door without authorization. Linking to custodian tags provides accountability and instant authorized movement.
     Electronic fixed asset inventory and protection. Static assets such as desktop computers can be tagged and automatically inventoried at periodic intervals. Should the assets be moved, their location is identified and automatically tracked.
     Electronic inventory control and tracking. Inventory items, such as pallets, crates, barrels and vessels, can be automatically located, identified, and tracked as they move, and protected against unauthorized removal.
     Corporate CCTV digital video recording. Traditional security video recording can be done digitally, apart from the source camera to ensure efficiency, quality, performance and availability.
     Remote CCTV surveillance. Traditional security surveillance is provided via telephone line or over the network to give remote viewing for security central monitoring and for operations review. In retail stores, this provides life safety as well as improved monitoring of operations. In schools, student monitoring is improved with live, on-campus video available to the police. In homeland defense, live video of an incident is available to authorities, including mobile professionals.
     Automatic personnel accounting (mustering). In cases of catastrophic disaster involving buildings, tags on people are used to identify who exited safely.

Markets
     Axcess operates in the electronic security products and systems markets. Its products have been designed, built and introduced with general purpose, broad applications in mind, cutting across many industries. Some examples of product solutions in selected markets are provided below.
     Corporate Access Control and Asset Management. Employees may gain access to company premises using automatic hands-free personnel RFID tags that may also be placed on corporate assets, such as laptops, to track movements and prevent loss. Axcess, through its control-point architecture, believes that it has a unique solution to address this market by tagging laptops and implementing control zones.
     Airport Security and Homeland Defense. Axcess can provide hands-free premise access control to employees and authorized vehicles needing easy, secure access to the terminal and tarmac. Our products can provide controlled access for fuel trucks at the fuel depot. Courtesy vehicles can use access control for added gate security. Networked video and recording may be added to the network infrastructure to extend security visibility throughout the terminal and grounds.
     Education. Various schools and universities are implementing tagging to protect data center assets; schools and universities are also using networked video for life safety reasons. Many schools and universities already have built-out networks, so RFID tagging and networked video may be added for the incremental cost of this equipment. Built-out networks also offer additional flexibility to move video remotely and share video data with school administrators and authorities.
     Inventory and Transportation Management. Cartons, pallets, containers and even missiles may be tagged so they can be located, tracked and monitored to facilitate movement, rapid order picking and inventory verification. Bar coding is common in source product labeling at the start of the supply chain. Once products are packaged in larger containers for shipping and warehousing, RFID tagging complements bar coding and the warehouse system by enabling automatic long-range identification and location of products. In production applications, the tag can be a wireless sensor for a production line, transmit information about the build specifications for a product, and send notifications from the finished goods area after production is completed.
     Data Center Asset Management. Axcess products locate and protect computer servers, central processing units and other equipment using RFID tagging. Tagged servers can also be monitored with temperature sensor tags that not only protect against loss and misplacement, but also provide an early indication of potential failure. Axcess products provide security and visibility from the entrances to the server and cage level. Many legacy data centers and computer rooms have the same characteristics. In addition to tagging the computers, users of Axcess products can tag authorized personnel to facilitate easy movement of the assets and to restrict access to sensitive areas. Video complements the asset management application by providing live viewing capability into the co-location cage or cabinet area. Archived video is also available to investigate asset-based activity alarms.
     Healthcare Resource Management. Our products have been designed to tag personnel and equipment to provide better utilization of clinical devices, to locate patients, and to stage devices in order to speed up procedures. Users of our RFID tagging products may reduce equipment and personnel costs associated with patients moving within the facility. Our equipment may enable healthcare facilities to increase revenues from more efficient billing of equipment usage.
     Retail CCTV. Management and security station personnel can use Axcess products to remotely supervise facilities such as retail stores, convenience stores, and fast food stores from the desktop using video transmitted over an enterprise WAN, the Internet, or modem. Retail personnel can also use remote video systems in retail for life safety and to reduce employee theft. Axcess has many notable customers in this market.
     Corporate Security CCTV. We believe that security CCTV is the fastest growing segment for security products and systems. Management personnel can use security CCTV to view live motion video over the network and access stored video clips on-demand of operations activity, personnel corporate compliance, and security. Many existing security systems are analog, limiting video availability to cabled networks and videocassette recorder tape. The Axcess products provide a bridge from analog systems to digital networks. Networked video enables viewing from desktops and wireless handhelds by multiple departments. Recorded video may be made available to numerous locations on the corporate LAN or via the Internet.
Patents and Proprietary Technology
     Axcess relies on a combination of patents, trade secrets, technology licenses, and other intellectual property rights. In total, we had seventeen U.S. patents with international coverage around the globe. During 2006 we sold eleven of our video patents. However, we still maintain a royalty free license to use the patents. We still have six patents and we also have nine patents in various stages of prosecution. The period covered by our issued patents ranges from fourteen to nineteen years. We intend to protect and enforce our intellectual property rights and to preserve our rights relating to our key product technologies to the extent commercially reasonable. We have applied for registration of a number of trade and service marks, including Axcess Inc.™ the Axcess Inc. (logo)™ LANcam, ActiveTag™, onlineaccess.com™, Prism Video™ and LANcorder™.
Engineering and Development
     During 2005, we announced the release of our comprehensive physical asset management solution, Asset ActivatorTM. This “On-Demand” solution provides automatic location, tracking, inventory counts and protection of all types of enterprise assets. We also announced that Asset Activator was successfully integrated 812.11b/g Wi-Fi, Active and Semi-Active RFID to automatically inventory, track and protect assets over the existing wireless LAN. This marks the first solution to utilize the highly accurate “On-Demand” RFID tag activation methodology with Wi-Fi. We also introduced a patient tag that provides long range automatic identification, tracking and protection for hospital patients, wanderers and babies along with a portable reader.
     During 2003 we introduced an electronic bracelet for automatically identifying, tracking and protecting people or assets. We also introduced an anti-tamper cargo container tag to support Operation Safe Commerce initiatives. We expect to reduce the cost of a personnel tag compared to previous form factors. We continue to look at the development of new semiconductors for integrating RFID functions into smaller and less costly devices. We intend to work toward the inclusion of various sensors, such as motion, humidity and power, to enable the tagging system to more fully address market needs in the data center and logistics markets. We anticipate that third party improvements to battery technology and manufacturing methods will enable size reduction as well as lower costs.
     The Prism Video™ product line provides flexible capture and placement of video on a network for recording and display over the network. During 2002, we completed development of specific feature and function enhancements to our Prism Video™ product line that integrators have requested. We are developing advanced video processing algorithms and will continue to focus on these algorithms to increase the intelligence of our video appliances. Examples of these algorithms include advanced motion detection, motion tracking, speed and direction measurement, object addition and subtraction detection, facial recognition and people counting.
     OnlinesupervisorTM is a highly versatile product where radio frequency identification (RFID) tag transmissions are received from readers over the network, then filtered against the various criteria needed for managing a business most productively. The integration middleware enables virtually any data format to be received, translated into another, and transmitted to the destination system. The browser-based viewing dashboard is customizable by type of user, particularly useful for customized alerting. Alerts are linked automatically to a digital video clip of the transaction for supervisory review. Onlinesupervisor™ development continues to add additional data sources that can be delivered over the same platform, making the product expandable beyond RFID data on an industry specific basis into areas including condition monitoring and data mining.
Competition
     The market for our products and services is intensely competitive and is characterized by rapidly changing technology, evolving user needs and the frequent introduction of new products.
     A number of our competitors are more established, benefit from greater name recognition and have substantially greater financial, technical and marketing resources. We believe that the principal factors affecting competition in our markets include product functionality, performance, flexibility and features, use of open standards technology, quality of service and support, company reputation, price and overall costs of ownership. In order to compete, we seek to provide products that are technologically superior and that deliver better value. We believe that the following factors help distinguish our products from those of competitors.
     The ActiveTag™ RFID automatic identification system benefits from low cost, long-range tag activation and transmission, which have a small form factor, long-term battery life, and also a platform for adding sensor capabilities. The activation of tags occurs at a separate low frequency, a patented approach, which we believe, gives Axcess an advantage among active RFID companies in the ability to establish physical control points, such as doorways, and virtual control points, such as hallways. The receiver system is designed as a low cost infrastructure that connects directly into legacy systems and also runs on a standard Ethernet network backbone. The system is flexible enough to support multiple applications for people, physical assets, and vehicles. Finally, the tag data is integrated with live and recorded streaming video on a multi-user browser display platform for both casual viewing and industrial requirements.
     Flexibility comes from the use of dual frequencies for wake-up and transmission; low frequency on wake-up and UHF for transmission. Tag transmission at UHF penetrates all materials except metal, enabling reliable tag transmission. This also enables long range tag reads using omni-directional antennas so that no line of sight is required. A simple transmission protocol allows multiple tags to be read simultaneously. The advanced battery management design provides battery life of three to five years under normal operating conditions, and five to seven years with an enhanced battery. Control point activation, combined with the ability for tags to transmit on set time intervals or be queried individually enables the ActiveTag™ line to meet the major user requirements, including dynamic tracking, static tracking, multiple simultaneous tag reads, “authorized” movement of tagged assets, and a long read range for tag transmission, which we believe gives us an advantage. We also believe that these features enable the system to outperform passive systems, relative location positioning systems, and infrared and combo infrared / RFID systems from competitors.
     The Prism Video™ is a complete end-to-end system, which includes video transmitters, streaming video cameras, software digital recording, web display, and wireless handheld display are all integrated in an open architecture fashion on the network using the LAN and Internet. The solution reduces the need for special camera cabling, also enabling network-based video recording to be placed in geographically optimal positions. With the video on the network, all video is viewable from anywhere in the world the network provides authorized access. The all-digital solution focuses on event-based security breach detection, alarming, and evidence recording and notification. It makes a video security system more economic, have a greater geographical reach and operate more effectively. Personnel are able to focus on prevention and response rather than on evidence processing. Its efficiency is derived in part from advanced video compression performance. Whether the video is compressed in the LANcam™ camera, the LANconnect™ network appliance products, or in a MicroMole video transmitter, the compression will use between two and thirty times less bandwidth than uncompressed systems. This means more cameras can be used on a given network, and if only standard modem links are available, the video performance will still be adequate. Even the fast performance proprietary scheme, VSLE, can be converted to the Windows standard .avi frame format for software-only recording and live display. The network appliances under the LANconnect product family are programmable, ready for upgrades in compression types and advanced video processing, which allows automated detection of security breaches. Axcess believes that its solutions provide an inherent parts cost advantage over competitor’s digital video devices due to the simplicity of the compression code when implemented in an embedded system such as the LANcam. Similarly, because of this compression efficiency, stored video will take up less capacity on a hard drive, or other type of storage media than other digital video recorders. All camera, transmitter, and storage products are network enabled. The Prism Video™ line includes over thirty interfaces to peripheral control equipment such as pan, tilt, zoom, and multiplexers making it compatible with legacy CCTV equipment and requirements.
Manufacturing and Suppliers
     We outsource the manufacturing of our products and consequently depend on outside manufacturers to supply finished product. A large number of manufacturers in the U.S. have the capability to produce our products. We periodically seek bids for manufacturing and have multiple manufacturing sources for each of its products.
     Although we depend on a number of outside suppliers for components of our products, we have designed our current line of products so that we are not dependent on a single source for any of our products’ components. Most of the components we use are “off the shelf” and are readily available. Although we have generally been able to secure adequate suppliers, the inability of the Company in the future to obtain sufficient suppliers of component parts could have a material adverse effect on our results of operations.
     There are currently no long-term agreements between us and our manufacturers or suppliers.
Research and Development
     If we have sufficient working capital, we plan to continually develop new products utilizing our existing technology and we plan to bring new products to market throughout 2007. New products in RFID will be built upon the core platforms now in place. We believe that our next generation tag will offer more functionality and cover more of the market place that our research shows is there. There can be no assurance that we will have sufficient working capital to undertake these activities.
     During first nine months of 2006 and for the twelve months of 2005, we spent $1,109,476 and $935,248, respectively, for research and development and plan to increase the amount of spending in fiscal year 2007 to develop our next generation RFID product to support our continued revenue growth. However, any such spending will be dependent upon our ability to raise additional capital, as we do not have sufficient revenues to support such an activity using our own resources.
Employees
     As of December 21, 2006, we had eighteen full-time employees and no part-time employees.
Government Regulation
     Government regulations have not had, nor are they expected to have, a material effect on Axcess’ financial condition, results of operations or competitive position. FCC approval is required for some of our principal products.
Environmental Factors
     There has been, and it is anticipated that there will continue to be, no material effect upon Axcess’ capital expenditures, earnings, or competitive position due to compliance with existing provisions of federal, state and local laws regulating the discharge of material into, or otherwise relating to the protection of, the environment.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION
Cautionary Note on Forward-Looking Statements
     This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, in the discussions under the captions “Business,” “Risk Factors,” Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this prospectus. Any and all statements contained in this prospectus that are not statements of historical fact may be deemed forward-looking statements. Terms such as may, might, will, would, should, could, project, estimate, pro forma, predict, potential, strategy, anticipate, attempt, develop, plan, help, believe, continue, intend, expect, future, and similar terms and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this prospectus may include, without limitation, statements regarding (i) a projection of revenues, income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure, or other financial items, (ii) the plans and objectives of management for future operations, including plans or objectives relating to our products or services, (iii) our future economic performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the Securities and Exchange Commission, and (iv) the assumptions underlying or relating to any statement described in subparagraphs (i), (ii), or (iii).
     The forward-looking statements are not meant to predict or guarantee actual results, performance, events, or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates, and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, inability to obtain adequate financing, insufficient cash flows and result illiquidity, dependence upon software vendors or significant customers, inability to expand our business, lack of diversification, sales volatility or seasonality, increased competition, changing customer preferences, results of arbitration and litigation, stock volatility and illiquidity, failure to successfully reorient Axcess as a technology/marketing services company, failure to implement our business plans or strategies, failure to attract acquisition targets, or ineffectiveness of our marketing program to develop and capitalize on strategic alliances. A description of some of the risks and uncertainties that could cause our actual results to differ materially from those described by the forward-looking statements in this prospectus appears under related to these factors and the forward-looking statements in this prospectus appears under the caption “Risk Factors” and elsewhere in this prospectus. Because of the risks and uncertainties related to these factors and the forward-looking statements, readers of this prospectus are cautioned not to place undue reliance on the forward-looking statements. Axcess disclaims any obligation to update these forward-looking statements or to announce publicly the results of any revisions to any of the forward-looking statements contained in this prospectus to reflect any new information or future events or circumstances or otherwise.
     Readers should read this prospectus and the following discussion and analysis in conjunction with the discussion under the caption “Risk Factors” in this prospectus, our financial statements and the related notes thereto incorporated by reference into this prospectus, and other documents filed by Axcess from time to time with the Commission.
Recent Developments: Going Concern and Liquidity Problems
     Our auditors have included an explanatory paragraph in their audit opinion with respect to our consolidated financial statements at December 31, 2005. The paragraph states that our recurring losses from operations and resulting continued dependence on access to external financing raise substantial doubts about our ability to continue as a going concern. Furthermore, the factors leading to and the existence of the explanatory paragraph may adversely affect our relationship with customers and suppliers and have an adverse effect on our ability to obtain financing.
     We do not have sufficient working capital to sustain our operations. We have been unable to generate sufficient revenues to sustain our operations. We will have to obtain funds to meet our cash requirements through business alliances, such as strategic or financial transactions with third parties, the sale of securities or other financing arrangements, or we may be required to curtail our operations, seek a merger partner, or seek protection under federal bankruptcy laws. Any of the foregoing may be on terms that are unfavorable to us or disadvantageous to existing stockholders. In addition, no assurance may be given that we will be successful in raising additional funds or entering into business alliances.

Liquidity and Capital Resources
     Since inception, we have utilized the proceeds from a number of public and private sales of our equity securities, the exercise of options, convertible debt, short-term bridge loans from stockholders and more recently, preferred equity offerings and exercise of warrants, to meet our working capital requirements. At September 30, 2006, we had working capital deficit of $296,646.
     Our operations generated losses in 2005 and continue to generate losses in 2006. Our cash increased $1,181 during the nine months ended September 30, 2006 with operating activities using $2,774,804 of cash. We funded operations through cash from equity offerings and the sale of a portion of our video patents. No assurance can be given that such activities will continue to be available to provide funding to us. Our business plan for 2006 is predicated principally upon the successful marketing of our RFID products. We anticipate that our existing working capital resources and revenues from operations will not be adequate to satisfy our funding requirements throughout 2006.
     Our working capital requirements will depend upon many factors, including the extent and timing of our product sales, our operating results, the status of competitive products, and actual expenditures and revenues compared to our business plan. We are currently experiencing declining liquidity, losses from operations and negative cash flows, which make it difficult for us to meet our current cash requirements, including payments to vendors, and may jeopardize our ability to continue as a going concern. We intend to address our liquidity problems by controlling costs, seeking additional funding (through capital raising transactions and business alliances) and maintaining focus on revenues and collections.
     If our losses continue, we will have to obtain funds to meet our cash requirements through business alliances, such as strategic or financial transactions with third parties, the sale of securities or other financing arrangements, or we may be required to curtail our operations, seek a merger partner, or seek protection under federal bankruptcy laws. Any of the foregoing may be on terms that are unfavorable to us or disadvantageous to existing stockholders. In addition, no assurance may be given that we will be successful in raising additional funds or entering into business alliances.
2006B Preferred Equity
     On December 1, 2006 the Company raised $750,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2006B Preferred and consists of 750,000 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $1.00. In addition, the Company issued 750,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $5.00 per share for at lease twenty (20) consecutive trading days. The Company used the proceeds for general working capital.
2006 Preferred Equity
     On May 31, 2006 the Company raised $1,200,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2006 Preferred and consists of 1,200,000 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $1.00. In addition, the Company issued 600,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $5.00 per share for at lease twenty (20) consecutive trading days. The Company used the proceeds for general working capital.
2005 Preferred Equity
     On March 14, 2006 the Company raised $1,489,245 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2005 Preferred and consists of 1,752,055 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $0.85. In addition, the Company issued 1,752,055 warrants to purchase the Company’s common stock exercisable for five years at $1.50 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $3.00 per share for at lease twenty (20) consecutive trading days. The Company used the proceeds for general working capital.
Patent Sale
     On November 10, 2005, Axcess entered into an agreement to sell certain of our video patents to Paolo Visual Data LLC for $600,000. Upon closing, Axcess did receive a perpetual royalty free license to continue to utilize the patents. The transaction closed and funded in January 2006.

Sales and Marketing Initiatives
     In the past our sales volume has not been sufficient to sustain our operations. During 2005 we were able, through financing, to initiate a new marketing emphasis, which is intended by us to build sales, of our RFID products. During 2006, we are optimistic about our ability to grow the business. We continue to see broad-based awareness and acceptance of RFID on a world-wide basis. Our approach for 2006 has been:
1.	We modified our indirect approach to more of a direct approach to gain visibility into the sales cycle;

2.	We continue to add integrators and partners to our sales channel;

3.	We have hired a new Vice President of Sales and expect to hire additional sales personnel.
     While there can be no assurance that our efforts will be successful, we believe that these accomplishments will assist us in our goal of becoming profitable.
Results of Operations
Nine Months Ended September 30, 2006 Compared to Nine Months Ended September 30, 2005
     Sales and Gross Profit. Sales for the nine months ended September 30, 2006 were $1,177,659 and for the nine months ended September 30, 2005 were $652,687. Cost of sales for the nine months ended September 30, 2006 were $661,224 and for the nine months ended September 30, 2005 were $357,689. The gross profit for the nine months ended September 30, 2006 was $516,435 and $294,998 for the nine months ended September 30, 2005. The majority of the increase in sales is a result of increase in the market acceptance of our Active RFID products. The margin continues to be stable in the 40% - 50% range.
     Operating Expenses. Operating expenses were $3,388,366 for the nine months ended September 30, 2006 and $2,406,995 for the nine months ended September 30, 2005. The majority of the increase relates to expensing of our stock options and the development of the next generation RFID tag.
     Research and development expenses were $1,109,476 for the nine months ended September 30, 2006 and $569,141 for the nine months ended September 30, 2005. The largest portion of the increase relates to the continued development of the next generation RFID product. The remainder of the increase relates to stock based compensation that was started in 2006.
     Corporate general and administrative expenses were $1,409,115 for the nine months ended September 30, 2006 and $1,032,269 for the nine months ended September 30, 2005. The majority of the increase is related to the expensing of stock based compensation that started in 2006. However, during 2006 we also began paying directors fees for our outside directors; we had an increase in outside service fees and a decrease in bad debt expense.
     Selling and marketing expenses were $856,195 for the nine months ended September 30, 2006 and $782,867 for the nine months ended September 30, 2005. The majority of the increase relates to stock-based compensation that was started in 2006. We also had an increase in travel expenses and advertising. We were able to offset a significant portion of the increases with a reduction in trade show expenses and salary expense relating to timing of new employees.
     Depreciation and amortization expenses were $13,580 for the nine months ended September 30, 2006 and $22,718 for the nine months ended September 30, 2005. The decrease is related to lower depreciation expense as a result of the age of the equipment.
     Other income (expenses), net. Other income (expenses), net, were $400,398 for the nine months ended September 30, 2006 and ($356,562) for the nine months ended September 30, 2005. Interest expense was $335,893 lower during the nine months ended September 30, 2006, compared to the nine months ended September 30, 2005, reflecting a decrease in the amortization of the debt discount related to the convertible notes that converted during the period and lower debt levels. We also recognized $70,027 during the nine months ended September 30, 2006 relating to the expiration of the statue of limitations relating to accounts payables compared to $248,960 during the same period of 2005. We expect to recognize a total of $88,880 during 2006 relating to the amount of expiring accounts payable claims. We also sold a portion of our video patent portfolio for $600,000 during the nine months ended September 30, 2006.
     Net Loss. Net loss was $2,471,533 for the nine months ended September 30, 2006, compared to a loss of $2,468,559 for the nine months ended September 30, 2005. The increase was largely driven by the increase by the expensing of stock based compensation that began in 2006 and by an increase in research and development relating to the next generation product development, offset by the gain on sale of intellectual property during 2006.
     Preferred Stock dividend requirements. Preferred Stock dividend requirements were $2,377,693 for the nine months ended September 30, 2006 and $2,303,825 for the nine months ended September 30, 2005. During 2006 we expensed $645,020 related to the 2006 preferred equity offering and $1,489,245 related to the second close of the 2005 preferred equity offering compared to $2,060,397 related to the warrant inducement we offered to warrant holders to exercise their warrants early in January 2005. Recurring preferred Stock dividend requirements were $243,428 in 2006 and 2005.
Year Ended December 31, 2005 Compared to December 31, 2004
     Sales and Gross Profit. Sales for the year ending December 31, 2005 and 2004 were $1,080,240 and $911,565, respectively. We realized gross profits of $430,525 in 2005 and $457,476 in 2004. No customer accounted for more than 6% of total revenue in 2005 and one customer accounted for 14% of total revenue in 2004. Cost of sales for the year ended December 31, 2005 and 2004 were $594,158 and $439,215, respectively. We also recorded a charge of $55,557 for inventory impairment during the year ended December 31, 2005 compared to $14,874 for the year ended December 31, 2004. The majority of the impairment was as a result of the shift in focus to the RFID business away from the video products and the change in strategy from self-manufacturing to contract manufacturing. The amount reflects items that have not been able to be used by our contract manufacturers in the building of additional products. The increase in sales was due to an increase in sales and marketing activities initiated during 2005. The margin (excluding inventory impairment charge) continues to be stable in the 40% - 50% range as a result of the move towards contract manufacturing and better utilization of our production staff.
     Radio frequency identification (RFID) product sales were $986,377 and $772,475 for the year ended December 31, 2005 and 2004, respectively. Cost of sales was $570,589 for the year ended December 31, 2005 and $378,956 for the year ended December 31, 2004. We also recorded a charge of $1,597 and $5,498 for inventory impairment during the year ended December 31, 2005 and 2004, respectively. The impairment was as a result of our change in strategy from self-manufacturing to contract manufacturing. The amount reflects items that have not been able to be used by our contract manufacturers in the building of additional products. As a result, gross profits from RFID products were $414,191 for the year ended December 31, 2005 and $388,021 for the year ended December 31, 2004. The decrease in gross margin is related to product mix shifting more towards tags which are sold at a lower margin. No customer accounted for more than 7% and one customer accounted for 16% of the RFID sales during 2005 and 2004, respectively.
     Digital video product sales were $93,863 and $139,090 for the year ended December 31, 2005 and 2004, respectively. Cost of sales was $23,569 for the year ended December 31, 2005 and $60,260 for the year ended December 31, 2004. We also recorded a charge of $53,960 and $9,375 for inventory impairment during the year ended December 31, 2005 and 2004, respectively. The impairment was as a result of our change in strategy from self-manufacturing to contract manufacturing and the change of focus to the RFID product line. The amount reflects items that have not been able to be used by our contract manufacturers in the building of additional products. As a result, gross profits from digital video products were $16,334 for the year ended December 31, 2005 and $69,455 for the year ended December 31, 2004. The increased margin (excluding inventory impairment) percent was primarily due to better utilization of our production staff and focus on selling the higher margin products. We have continued to shift our focus to the RFID product line and expect the video product line to continue to decrease over the next couple of years. Five customers accounted for 76% of the video sales during the year ended December 31, 2005 and three customers accounted for 65% of the video sales during the year ended December 31, 2004.
     Operating Expenses. Operating expenses were $3,297,108 and $3,276,932 in 2005 and 2004, respectively. The majority of the increase relates to the expense of the development of our next generation product that was started during 2005 and increased selling and marketing offset by lower amortization and reduced insurance and outside services.
     Research and development expenses were $935,248 in 2005 and $718,278 in 2004. The majority of the increase relates to the first two phases of the development of the next generation tag. We have completed the feasibility study and have entered into the actual development phase. We were able to offset some of that increased expense with a reduction in contract labor and reduction in product testing.
     Corporate general and administrative expenses were $1,373,980 and $1,528,937 in 2005 and 2004, respectively. The decrease is a result of decreased insurance expense, reduced outside services in audit, legal and investor relations and lower telephone expense and travel.
     Selling and marketing expenses were $960,249 and $827,323 in 2005 and 2004, respectively. The increase is a result of increased salaries relating to increased headcount and increased travel because of our shift in strategy to a modified direct approach. The change should allow us to drive more sales.
     Depreciation and amortization expenses were $27,631 for 2005 compared to $202,394 for 2004. The decrease is related to lower amortization expense related to our intangible assets and lower depreciation expense as a result of the age of the equipment.
     Other expenses, net. Other expenses, net, were $389,471 and $597,098 in 2005 and 2004, respectively. During 2005 we had a reduction of interest expense of $65,539 in 2005 compared to 2004. We also recognized $326,424 of income during 2005 relating to the expiration of the statue of limitations compared to $177,787 during 2004 where we were able to settle some accounts payable and settlements at a discount relating to prior periods.

     Net Loss. Net loss was $3,256,054 and $3,416,554 in 2005 and 2004, respectively. The decrease is due primarily to lower amortization expense, reduction of outside service fees and lower other expenses. Offset by increased inventory impairment, increased research and development expense relating to the next generation tag and higher selling expenses.
     Preferred Stock dividend requirements. Preferred Stock dividend requirements were $3,198,581 for 2005 and $299,481 for 2004. $2,060,397 of the increase is related to the warrant inducement we offered to warrant holders to exercise their warrants early in January 2005. $813,021 of the increase is related to the warrants we issued in connection with the 2005 Preferred Stock Equity we closed during December 2005. Recurring preferred Stock dividend requirements were $325,163 in 2005 compared to $299,481 in 2004. The increase was primarily due to the 2004 Preferred Equity round that was closed in the second quarter of 2004.
DESCRIPTION OF PROPERTIES.
     Axcess leases a 6,509 square foot facility in Carrollton, Texas, which is used for administrative, engineering and sales offices. This facility is rented on a one year agreement that expires in October of 2007. The monthly rent is $5,000. We also lease 1,500 square feet in Costa Mesa, California, which is used for engineering space. The lease terminated in September 2006, and is now on a month to month basis, and the monthly rent is $1,852. We believe these facilities are suitable and adequate to accommodate our operations. We consider each of these facilities to be in good condition and it is our opinion that the facilities are adequately covered by insurance.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Amphion Investment LLC
     Axcess reached an agreement with Amphion Investment LLC with regards to the note executed between them for $393,787 of principal and accrued interest. Amphion Investment LLC consented to a five-year extension of the note with an interest rate of 5% per annum from January 1, 2003 payable in full at maturity of December 31, 2007.
PV Proceeds Holdings Inc.
     Axcess reached an Agreement to Amend Purchase Note and Payment Term with PV Proceeds Holdings, Inc. the holders of a $4.0 million of non-interest bearing note that was due December 31, 2002 and was in default. PV Proceeds consented to a five-year extension of the note with an interest rate of 5% per annum from January 1, 2003 payable in full at maturity of December 31, 2007. As further consideration for entering into the agreement Axcess granted to PV Proceeds Holdings, Inc. a warrant to purchase up to 500,000 shares of common stock of Axcess. The warrants have an exercise price of two dollars ($2.00) per share and shall expire on the earlier of February 14, 2008 or forty-five days after the principal and all accrued interest are paid. Axcess has also agreed to certain provisions that would further reduce the principal amount over time.
     On October 10, 2003 PV Proceeds Holdings, Inc. elected to convert their Series 1999 Preferred Stock plus accrued dividends into 692,142 shares of Axcess common stock contingent upon this Registration Statement becoming effective within 90 days from the date hereof. On December 2, 2003, our SB-2 Registration statement went effective. PV Proceeds Holdings, Inc. has agreed to certain limitations on the sale of these shares based on our current and future share trading volumes.
     PV Proceeds Holdings, Inc. currently has warrants to purchase up to 500,000 additional common shares of Axcess. The exercise price of the warrants is $2.00 and they expire February 15, 2008 or forty-five days after the note and interest are paid in full.
Amphion Capital Partners LLC (formerly NVW LLC)
     In 2005, Axcess entered into a one year Borrowed Employees and Advisory Agreement with Amphion Capital Partners LLC (“ACP”), to assist us in a variety of areas relating to investor relations and technology research. ACP will provide Axcess with the use of employees who will be dedicated, on a part-time basis, to provide these services, in addition to the services of Robert Bertoldi and Richard Morgan. ACP will provide Axcess the following: (i) Identification, evaluation and advice on a variety of options the Axcess to undertake to enhance its current technology offering, including sources of complementary technology and technology partnering; (ii) Investor relations services, including becoming the initial point of contact for the Preferred Equity Investors, providing both materials and information to interested parties; (iii) Advice and assistance with strategies relating to asset enhancement and maximization of asset utilization, including those associated with and intellectual property assets. In return Axcess has agreed to pay ACP $7,500 per month in advance. During 2006, Axcess elected to renew the contract and the payment was raised to $10,000 per month in advance.
     ACP currently has warrants to purchase up to 98,136 additional common shares of Axcess. The exercise price of the warrant is $1.50 and they expire on January 28, 2010.

Other Matters
     On July 30, 2002, the wife of Richard C.E. Morgan invested $100,000 in Axcess, pursuant to the terms of a bridge financing agreement. Mrs. Morgan acquired a convertible promissory note in the principal amount of $100,000 and 25,000 unregistered shares of Axcess’ common stock. Axcess registered the common shares in December 2003, and Mrs. Morgan agreed not to sell more than one-third of the shares in any calendar month. Axcess and Mrs. Morgan made certain representations and warranties in the bridge financing agreement. The convertible promissory note bears interest at a rate of seven percent compounded annually. At each of July 30, 2003; July 30, 2004; and July 30, 2005, Mrs. Morgan may elect to convert one-third of the principal amount of the note (plus accrued interest thereon) into shares of the Axcess’ common stock, provided that we have not, on or prior to each such conversion date, retired one-third of the principal amount of the Note. The conversion price initially is 65% of the average closing price of a share of our common stock for the twenty trading days preceding the given anniversary date, provided that the maximum conversion price shall be $4.00 per share and the minimum conversion price shall be $1.00 per share, and the conversion price is subject to adjustment from time to time to reflect any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in Axcess’ shares of common stock. Subject to Mrs. Morgan’s right to convert the note in accordance with its terms, the note may be prepaid without penalty. On May 10, 2004 Mrs. Morgan elected to convert $33,333 of the principal and accrued interest into 33,412 shares of Axcess common stock. In February 2006, Mrs. Morgan elected to convert the remaining $66,667 of the principal plus accrued interest into 118,722 shares of Axcess common stock.
     In January 2003, the wife of Richard C.E. Morgan invested an additional $20,000 in Axcess, pursuant to the terms of a bridge financing agreement. Mrs. Morgan acquired a convertible promissory note in the principal amount of $20,000 and 40,000 unregistered shares of Axcess’ common stock. Axcess registered the common shares in December 2003, and Mrs. Morgan agreed not to sell more than one-third of the shares in any calendar month. Axcess and Mrs. Morgan made certain representations and warranties in the bridge financing agreement. The convertible promissory note bears interest at a rate of seven percent compounded annually. At each of January 31, 2004; January 31, 2005; and January 31, 2006, Mrs. Morgan may elect to convert one-third of the principal amount of the note (plus accrued interest thereon) into shares of the Axcess’ common stock, provided that we have not, on or prior to each such conversion date, retired one-third of the principal amount of the Note. The conversion price initially is 65% of the average closing price of a share of our common stock for the twenty trading days preceding the given anniversary date, provided that the maximum conversion price shall be $4.00 per share and the minimum conversion price shall be $1.00 per share, and the conversion price is subject to adjustment from time to time to reflect any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in Axcess’ shares of common stock. Subject to Mrs. Morgan’s right to convert the note in accordance with its terms, the note may be prepaid without penalty. On May 10, 2004 Mrs. Morgan elected to convert $6,667 of the principal or accrued interest into 6,172 shares of Axcess common stock. In February 2006, Mrs. Morgan elected to convert the remaining $13,333 of the principal plus accrued interest into 23,744 shares of Axcess common stock.
     Richard C.E. Morgan, the Chairman of Axcess’ Board of Directors, is the owner of 100.00% of Antiope Partners, LLC, 60.01% of Amphion Partners, LLC, 60.00% of Amphion Investments, LLC, 0.49% of Amphion Ventures LP, 60.00% of Amphion Capital Management LLC, 13.92% of Amphion Innovations PLC (formerly Amphion Capital Partners LLC and formerly NVW LLC) and 10.94% of VennWorks, LLC. Mr. Morgan disclaims beneficial ownership of all of Axcess shares held by these entities.
     Robert J. Bertoldi, a director of Axcess, is the owner of 5.78% of Amphion Innovations PLC (formerly Amphion Capital Partners LLC and formerly NVW LLC), 34.54% of Amphion Partners, LLC, 40.00% of Amphion Investments, LLC, 40.00% of Amphion Capital Management LLC, 0.07% of Amphion Ventures LP, and 5.47% of VennWorks, LLC. Mr. Bertoldi disclaims beneficial ownership of all of Axcess shares held by these entities.

MARKET FOR COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS.
     Axcess’ common shares trade on the OTCBB maintained by NASD under the symbol AXSI. Prior to September 2002, our common stock traded on the NASDAQ SmallCap Market tier of the NASDAQ Stock Market under the symbol AXSI. We were notified in September of 2002 that we no longer qualified for the NASDAQ SmallCap minimum listing requirements. The table below sets forth high and low closing prices for our common stock during each of the periods indicated, as reported the OTCBB maintained by NASD. Such price quotations represent inter-dealer prices without retail markup, markdown or commission and may not necessarily represent actual transactions.

	2006		2005		2004
QUARTER ENDED	LOW	HIGH	LOW	HIGH	LOW	HIGH

March 31	$0.85	$1.12	$1.34	$1.95	$1.80	$2.25
June 30	0.90	1.45	1.40	1.75	1.95	3.60
September 30	0.87	1.27	1.10	1.75	1.90	2.65
December 31	—	—	0.82	1.20	1.40	2.10
     As of December 21, 2006, we had approximately 695 holders of record of voting common stock.
     Axcess has not paid dividends on our common stock and does not anticipate the payment of cash dividends in the foreseeable future, as we contemplate retaining all earnings to finance the continued growth of our business.
Equity Compensation Plans
     Information concerning the 2005 Equity Incentive Plan, 2001 Equity Incentive Plan and the 1998 Directors Compensation Plan is presented in the table that follows. See “Note 12. Stock Options and Warrants” in the notes to the financial statements.

Number of securities
	Number of securities to be	Weighted-average	remaining available
	issued upon exercise of	exercise price of	for future issuance
	outstanding options,	outstanding options,	under equity
Plan Category	warrants and rights	warrants and rights	compensation plans
Equity compensation plans approved by security holders	3,117,485	$2.40	5,000,000
Equity compensation plans not approved by security holders	—	—	—

Total	3,117,485	$2.40	5,000,000

Recent Sale of Unregistered Securities
     During 2005 and the first nine months of 2006, we issued unregistered securities in connection with each of the transactions described below. The issuance of the Preferred Stock, common stock and promissory notes were exempt from the registration requirements of the Securities Act by virtue of Sections 4(2) and 4(6) thereof as a transaction not involving a public offering and made solely to accredited investors. An appropriate restrictive legend was affixed to the stock certificates and warrants.
Convertible Promissory Note
     On July 30, 2002, the Company entered into a bridge financing agreement with ten accredited investors for the sale and issuance of 10 “units” to the investors for an aggregate purchase price of $1,000,000. Each unit consists of a convertible promissory note in the amount of $100,000 and 25,000 shares of the Company’s common stock. Each investor has agreed to not sell more than one-third of the common stock comprising the units during any calendar month. The convertible promissory notes comprising the units bear interest at an annual rate of 7% and mature on July 30, 2005. On each of July 30, 2003, July 30, 2004 and July 30, 2005, the investors have the option to convert one-third of the principal amount of the notes into common stock of the Company. The conversion price of the notes is initially 65% of the average closing price of a share of the Company’s common stock for the 20 trading days preceding the given anniversary date of the notes. The maximum conversion price shall be $4.00 per share and the minimum conversion price shall be $1.00 per share. The conversion price will be subject to adjustment from time to time to reflect any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar change in the Company’s shares of common stock. The Company without premium or penalty may prepay the notes in whole or in part.

     During 2005, four holders elected to convert $250,000 of their notes plus $8,263 of accrued interest into 253,283 shares of Axcess common stock, which were issued during 2005. During 2005, the Board also elected to convert $27,318 of accrued and unpaid interest into 27,594 shares of Axcess common stock.
     During February 2006, seven holders elected to convert their remaining $233,333 of their notes plus $11,829 of accrued interest into 415,526 shares of Axcess common stock, which were issued during 2006.
     On January 17, 2003, Axcess entered into a bridge financing agreement with ten accredited investors for the sale and issuance of 3.05 “units” to the investors for an aggregate purchase price of $305,000. Each unit consists of a convertible promissory note in the amount of $100,000 and 50,000 unregistered shares of our common stock. Pursuant to the bridge financing agreement, we registered the shares of common stock comprising the units of the bridge financing agreement. By agreement, each investor may not sell more than one-third of the common stock comprising the units during any calendar month. The convertible promissory notes comprising the units bear interest at an annual rate of 7% and mature on January 31, 2006. On each of January 31, 2004, January 31, 2005 and January 31, 2006, the investors have the option to convert one-third of the principal amount of the notes into common stock of Axcess. The conversion price of the notes is initially 65% of the average closing price of a share of our common stock for the twenty trading days preceding the given anniversary date of the notes. The maximum conversion price shall be $2.00 per share and the minimum conversion price shall be $0.50 per share. The conversion price will be subject to adjustment from time to time to reflect any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar change in our shares of common stock. The notes may be prepaid in whole or in part by us without premium or penalty.
     During 2005 two holders elected to convert $73,334 of their notes plus $5,093 of accrued interest into 79,380 shares of Axcess common stock, which were issued during 2005. During 2005, the Board elected to convert $9,615 of accrued and unpaid interest into 9,711 shares of Axcess common stock.
     During February 2006, ten holders elected to convert their remaining $163,333 of their notes plus $8,280 of accrued interest into 290,868 shares of Axcess common stock, which were issued during 2006.
Dividends Paid
     During 2005, the Board elected to convert $326,008 of accrued and unpaid dividends for the current holders of the 2003B Preferred shares into 220,280 shares of Axcess common stock, which were issued during 2005. The also elected to convert $106,438 of accrued and unpaid dividends for the current holders of the 2004 Preferred shares into 71,918 shares of Axcess common stock, which were issued during 2005.
     On July 28, 2006, the Board elected to convert $267,335 of accrued and unpaid dividends for the current holders of the 2003B Preferred shares into 297,038 shares of Axcess common stock, which were issued during 2006. The also elected to convert $128,014 of accrued and unpaid dividends for the current holders of the 2004 Preferred shares into 142,237 shares of Axcess common stock, which were issued during 2006.
2005 Preferred Equity Offering
     On December 30, 2005 the Company raised $813,021 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2005 Preferred and consists of 956,495 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $0.85. In addition, the Company issued 956,495 warrants to purchase the Company’s common stock exercisable for five years at $1.50 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $3.00 per share for at lease twenty (20) consecutive trading days. The Company will use the proceeds for general working capital.
     A portion of the 2005 Preferred Equity Offering was the conversion of a convertible note with Amphion Innovations plc, an affiliate of the Amphion Group, our majority shareholder. The principal of the note converted was $500,000 and accrued interest of $4,521. Amphion also agreed to release its secured interest in Axcess’ video patent portfolio.
     On March 14, 2006 the Company raised $1,489,245 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2005 Preferred and consists of 1,752,055 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $0.85. In addition, the Company issued 1,752,055 warrants to purchase the Company’s common stock exercisable for five years at $1.50 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $3.00 per share for at lease twenty (20) consecutive trading days. The Company will use the proceeds for general working capital.

2006 Preferred Equity
     On May 31, 2006 the Company raised an additional $1,200,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2006 Preferred and consists of 1,200,000 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $1.00. In addition, the Company issued 600,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $5.00 per share for at lease twenty (20) consecutive trading days. The Company will use the proceeds for general working capital.
2006B Preferred Equity
     On December 1, 2006 the Company raised an additional $750,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2006B Preferred and consists of 750,000 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $1.00. In addition, the Company issued 750,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $5.00 per share for at lease twenty (20) consecutive trading days. The Company will use the proceeds for general working capital.
Warrant Exercised / Expire
     During the twelve months ended December 31, 2005 the Company issued an additional 2,699,335 warrants in conjunction with various exempt equity offerings. The warrant price ranged from $1.40 to $1.50 and they expire between January 31, 2007 and December 22, 2010. During that same period the Company had 1,998,906 warrants exercised and 4,434,902 warrants expire without being exercised.
     During the nine months ended September 30, 2006 the Company issued an additional 3,107,388 warrants in conjunction with various exempt equity offerings. The warrant price ranged from $1.50 to $2.00 and they expire between March 14, 2011 and December 1, 2011. During that same period the Company had 50,000 warrants exercised and 600,141 warrants expire without being exercised.
Common Stock
     During 2005 we had four employees exercise 55,100 stock options with a strike price of $0.40 per share.
     During 2006 we had two employees exercise 19,200 stock options with a strike price of $0.40 per share.
SB-2 Registration Statement
     On October 11, 2005 the SEC declared our SB-2 Registration statement effective which was originally filed on August 19, 2005. We registered a total of 2,370,639 common shares comprising 627,799 shares currently issued and held by certain selling stockholders and 1,742,840 warrants. Proceeds from the sale of the 627,799 shares beneficially owned by the selling stockholders will inure solely to the benefit of the selling stockholders, as we will not receive any of the proceeds from such sales. If fully exercised the warrants would result in the issuance of 1,742,840 shares of our common stock and result in proceeds to us of $2,613,160, which would be used for working capital and to pay down any outstanding debt. There can be no assurance that any of the warrants will be exercised.
2005 Equity Incentive Plan
     The Company believes that incentives and stock-based awards focus its employees, consultants and directors on the objective of creating stockholder value and promoting the Company’s success. On May 10, 2005, the Company’s board of directors adopted the 2005 Equity Incentive Plan (the “Plan”) and on July 12, 2005 the Company’s stockholders approved the plan at the annual meeting of the stockholders. Since the plan was adopted, no further awards will be granted under the Company’s 2001 Equity Incentive Plan after the date of the Annual Meeting of Stockholders.
EXECUTIVE COMPENSATION.
     The following table summarizes the compensation earned by Axcess’ Chief Executive Officer and Axcess’ two other most highly compensated executive officers (whose annualized compensation exceeded $100,000) (collectively called the “named executive officers”), for services rendered in all capacities to Axcess during the fiscal years ended December 31, 2005 through 2003.

Summary Compensation Table

	Annual Compensation				Long Term Compensation
				Other	Restricted		LTIP	All Other
Name	Year	Salary	Bonus	Annual	Stock	Options/	payouts	Compen-
Principal Positions	Ended	($)	($)	Compensation	Awarded	SARs (#)	($)	sation

Allan Griebenow	2005	230,009	—	—	—	—	—	—
President and	2004	230,946	—	—	—	156,568	—	—
Chief Executive Officer	2003	177,651	—	—	—	163,000	—	—
Allan L. Frank	2005	180,000	—	—	—	—	—	—
Vice President, Secretary	2004	180,937	—	—	—	147,968	—	—
And Chief Financial Officer	2003	139,448	—	—	—	100,000	—	—
James A. Ferguson	2005 (1)	90,000	—	—	—	—	—	—
Vice President, Strategic Sales	2004 (2)	49,096	—	—	—	75,000	—	—
	2003	—	—	—	—	—	—	—
Raj Bridgelall	(3)
Vice President, Engineering
Ray Cavanagh	(4)
Vice President, Sales
Ben Donohue	(5)
Vice President, Business
Development

(1)	Mr. Ferguson is no longer an officer of Axcess as of June 20, 2006, although he continues to be employed.

(2)	Represents compensation earned from June 2004, when Mr. Ferguson rejoined Axcess.

(3)	Mr. Bridgelall was hired by the Axcess in September 2006 and was elected as an officer at that time.

(4)	Mr. Cavanagh was hired in May 2006 and was elected an officer of Axcess in July 2006.

(5)	Mr. Donohue was elected an officer in July 2006.
Stock Option Grants in 2005 to Axcess’ Named Executive Officers
     The following table provides information regarding the stock options granted by us to the named executive officers during the fiscal year ended December 31, 2005. Other than those persons listed in the following table, we did not grant any stock options to any other named executive officers.

Option Grants in Last Fiscal Year
Individual Grants
Number of
	Securities	% of	Exercise
	Underlying	Total Options	Or Base
	Options	Granted to	Price	Expiration
Name	Granted (#)	Employees	($ / share)	Date

Allan Griebenow	—	—	—	—
Allan L. Frank	—	—	—	—
James A. Ferguson	—	—	—	—
     On February 15, 2006 the board voted to issue an additional one million one hundred and seventy-five thousand options (1,175,000). The exercise price was one dollar and four cents ($1.04) which was the closing price on that date. The options will vested in four equal installments beginning in February of 2007. The options were granted to seventeen employees and three board members. The grants ranged in size from 5,000 to 268,000 with the average being 58,750.

Aggregate Option Exercises in 2005 by Axcess’ Executive Officers
     The following table provides information as to options exercised, if any, by each of the named executive officers in 2005 and the value of options held by those officers at year-end measured in terms of the last reported sale price for the shares of our Voting Common Stock on December 30, 2005 ($0.82 as reported on the Over-The-Counter Bulletin Board).

	Shares		Number of Securities		Value of Unexercised
	Acquired		Underlying Unexercised		In-the-Money Options at
	On	Value	Options at December 31, 2005		December 31, 2005
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Allan Griebenow	—	$—	990,396	136,676	$68,560	$—
Allan L. Frank	—	$—	350,742	182,226	$42,000	$—
James A. Ferguson	—	$—	18,750	56,250	$—	$—
Compensation of the Company’s Directors
     Starting in 2006, we pay cash compensation to each director who is not employed by us and who does not beneficially own more than five percent of the shares of common stock outstanding. We will pay five thousand dollars per quarter to each independent director and an additional twenty-five hundred dollars per quarter for an independent chairman of the audit or compensation committee. We will also pay one thousand dollars to each independent director for each meeting attended and five hundred dollars for each telephonic board meeting. In addition to the compensation set forth above, each director shall receive an annual grant of options to acquire common stock at an exercise price equal to the fair market value per share of the common stock at the time the option is granted. The annual grant customarily takes place shortly after each annual meeting of our stockholders. All new board members receive 50,000 options to acquire common stock at an exercise price equal to the fair market value per share of the common stock on the date the board member is elected by our stockholders. All new board members will also be eligible to receive the annual grant. We also pay ordinary and necessary out-of-pocket expenses for directors to attend board and committee meetings. Directors who are officers or employees of Axcess receive no fees for service on the board or committees thereof.
Employment Agreement with Mr. Griebenow
     On July 16, 1999, the Company entered into an agreement with Allan Griebenow, under which Mr. Griebenow agreed to be the Company’s president and chief executive officer. The agreement provides that Mr. Griebenow will receive a salary equal to $17,917 per month, a bonus payable within 90 days after the end of the Company’s fiscal year of up to 30% of his base salary, and option grants to acquire 450,000 shares of our common stock. Mr. Griebenow is essentially an “at will” employee of the Company and may be terminated upon thirty days’ notice. If the Company terminates Mr. Griebenow’s employment at any time without cause, as defined in the employment agreement, then Mr. Griebenow will be entitled to continue to receive his then current salary for the six-month period following his termination.

FINANCIAL STATEMENTS.

Page
Report of Hein & Associates LLP, Independent Registered Public Accounting Firm	F-1

Consolidated Financial Statements:

Consolidated Balance Sheets at September 30, 2006 (unaudited) and December 31, 2005	F-2

Consolidated Statements of Operations for the Nine Months Ended September 30, 2006 and 2005 (unaudited) and the Years Ended December 31, 2005 and 2004	F-3

Consolidated Statements of Stockholders’ Deficit for the Nine Months Ended September 30, 2006 (unaudited) and Years Ended December 31, 2005 and 2004	F-4

Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2006 and 2005 (unaudited) and for the Years Ended December 31, 2005 and 2004	F-5

Notes to Financial Statements	F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders of Axcess International, Inc.
We have audited the accompanying consolidated balance sheets of Axcess International, Inc. (the Company) as of December 31, 2005 and 2004 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Axcess International, Inc., at December 31, 2005 and 2004, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company’s recurring losses from operations and resulting continued dependence upon access to additional external financing raise substantial doubt about its ability to continue as a going concern. If the Company is unable to generate profitable operations or raise additional capital it may be forced to seek protection under federal bankruptcy laws. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/ HEIN & ASSOCIATES LLP
February 2, 2006
Dallas, Texas

AXCESS INTERNATIONAL INC.
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	September 30,	December 31,
	2006	2005
ASSETS

Current assets:
Cash and cash equivalents	$238,050	$236,869
Accounts receivable — trade, net of allowance for doubtful accounts of $17,095 and $17,389 for 2006 and 2005, respectively	189,765	141,200
Inventory, net	472,309	112,270
Prepaid expenses and other	123,608	72,628

Total current assets	1,023,732	562,967

Property, plant and equipment, net	20,675	29,387
Deferred debt issuance costs	211,204	337,926
Other assets	3,096	2,699

Total assets	$1,258,707	$932,979

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$181,386	$252,155
Accrued liabilities	1,082,133	959,149
Notes payable:
Convertible notes payable (includes $80,000 with related parties in 2005)	—	396,666
Discounts on convertible debt	—	(5,520)
Dividends payable	56,859	208,780

Total current liabilities	1,320,378	1,811,230

Notes payable to stockholders	3,365,500	3,709,071

Total liabilities	4,685,878	5,520,301

Commitments and contingencies (Notes 1 and 2)
Stockholders’ deficit:
Convertible preferred stock, 10,000,000 and 7,000,000 shares authorized in 2006 and 2005, respectively
With liquidation preference; no shares issued and outstanding in 2006 and 2005, respectively;	—	—
Without liquidation preference; $0.01 par value, 6,323,550 and 3,371,495 shares issued and outstanding in 2006 and 2005, respectively	63,235	33,715
Common stock, $.01 par value, 70,000,000 and 50,000,000 shares authorized in 2006 and 2005, respectively; 28,657,313 shares issued and outstanding in 2006 and 27,437,111 shares issued and outstanding in 2005	286,573	274,371
Shares of common stock to be issued, 5,333 shares as of December 31, 2005	—	53
Non-voting convertible common stock, $.01 par value, 0 and 2,250,000 shares authorized in 2006 and 2005, respectively; no shares issued and outstanding in 2006 or 2005	—	—
Additional paid-in capital	157,270,169	153,436,725
Accumulated deficit	(161,047,148)	(158,332,186)

Total stockholders’ deficit	(3,427,171)	(4,587,322)

Total liabilities and stockholders’ deficit	$1,258,707	$932,979

See accompanying notes to unaudited financial statements.

AXCESS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	(unaudited)
	Nine Months Ended		Twelve Months Ended
	September 30,		December 31,
	2006	2005	2005	2004
Sales	$1,177,659	$652,687	$1,080,240	$911,565
Cost of sales	661,224	357,689	594,158	439,215
Inventory impairment	—	—	55,557	14,874

Gross profit	516,435	294,998	430,525	457,476
Expenses:
Research and development	1,109,476	569,141	935,248	718,278
General and administrative	1,409,115	1,032,269	1,373,980	1,528,937
Selling and marketing	856,195	782,867	960,249	827,323
Depreciation and amortization	13,580	22,718	27,631	202,394

Operating expenses	3,388,366	2,406,995	3,297,108	3,276,932

Loss from operations	(2,871,931)	(2,111,997)	(2,866,583)	(2,819,456)
Other income (expense):
Interest expense, net	(269,629)	(605,522)	(715,895)	(781,434)
Gain on vendor settlements	70,027	248,960	326,424	177,787
Other	—	—	—	6,549
Gain on sale of intellectual property	600,000	—	—	—

Other income (expense), net	400,398	(356,562)	(389,471)	(597,098)

Net loss	(2,471,533)	(2,468,559)	(3,256,054)	(3,416,554)

Preferred stock dividend requirements
Recurring	(243,428)	(243,428)	(325,163)	(299,481)
Warrant inducement	—	(2,060,397)	(2,060,397)	—
2005 Preferred equity offering	(1,489,245)	—	(813,021)	—
2006 Preferred equity offering	(645,020)	—	—	—

Preferred stock dividend requirements	(2,377,693)	(2,303,825)	(3,198,581)	(299,481)

Net loss applicable to common stock	$(4,849,226)	$(4,772,384)	$(6,454,635)	$(3,716,035)

Basic and diluted net loss per share	$(0.17)	$(0.18)	$(0.24)	$(0.16)

Weighted average shares of common stock outstanding	28,218,656	26,654,901	26,850,272	23,848,676

See accompanying notes to financial statements.

AXCESS INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT
NINE MONTHS ENDED SEPTEMBER 30, 2006 and YEARS ENDED DECEMBER 31, 2005 and 2004

	CONVERTIBLE
	PREFERRED STOCK		COMMON STOCK
	NUMBER		NUMBER		ADDITIONAL	COMMON		TOTAL
	OF	PAR	OF	PAR	PAID-IN	STOCK	ACCUMULATED	STOCKHOLDERS’
	SHARES	VALUE	SHARES	VALUE	CAPITAL	ISSUABLE	DEFICIT	DEFICIT
Balance at December 31, 2003	1,790,054	$554,523	19,446,028	$194,461	$146,246,094	$45,293	$(150,032,396)	$(2,992,025)

Shares issued from issueable at December 31, 2003	—	—	4,529,345	45,293	—	(45,293)	—	—
Conversion of Ardinger Series I preferred to common stock	(52)	(516,299)	248,769	2,488	619,434	—	—	105,623
Conversion of Ardinger Series J preferred to common stock	(2)	(20,324)	9,648	96	24,022	—	—	3,794
Shares issued in conjunction with 2004 Preferred equity offering	625,000	6,250	—	—	2,196,290	—	(1,002,540)	1,200,000
Shares issued for services rendered	—	—	25,000	250	64,750	—	—	65,000
Shares cancelled related to services rendered	—	—	(100,000)	(1,000)	1,000	—	—	—
Conversion of Convertible note	—	—	476,349	4,763	713,548	—	—	718,311
Issuance of common stock upon exercise of stock options	—	—	85,800	858	33,462	—	—	34,320
Preferred stock dividends	—	—	—	—	—	—	(299,481)	(299,481)
Net Loss	—	—	—	—	—	—	(3,416,552)	(3,416,552)

Balance at December 31, 2004	2,415,000	$24,150	24,720,939	$247,209	$149,898,600	$—	$(154,750,969)	$(4,581,010)

Shares issued in conjunction with 2005 Preferred equity offering	362,942	3,629	—	—	304,870	—	—	308,499
Conversion of notes payable and accrued interest into 2005 preferred stock	593,553	5,936	—	—	498,585	—	—	504,521
Conversion of Convertible note	—	—	369,968	3,700	369,924	—	—	373,624
Issuance of common stock upon exercise of warrants	—	—	296,066	2,961	300,890	—	—	303,851
Shares issued in conjunction with accrued dividends	—	—	292,198	2,922	429,524	—	—	432,446
Shares issued in conjunction with warrant inducement	—	—	1,702,840	17,028	1,612,841	53	—	1,629,922
Issuance of common stock upon exercise of stock options	—	—	55,100	551	21,491	—	—	22,042
Preferred stock dividends	—	—	—	—	—	—	(325,163)	(325,163)
Net Loss	—	—	—	—	—	—	(3,256,054)	(3,256,054)

Balance at December 31, 2005	3,371,495	$33,715	27,437,111	$274,371	$153,436,725	$53	$(158,332,186)	$(4,587,322)

Issuance of common stock upon exercise of warrants (unaudited)	—	—	55,333	553	32,000	(53)	—	32,500
Issuance of common stock upon exercise of stock options (unaudited)	—	—	19,200	192	7,489	—	—	7,681
Conversion of convertible note and accrued interest (unaudited)	—	—	706,394	7,064	409,711	—	—	416,775
Shares issued in conjunction with 2005 Preferred stock offering (unaudited)	1,752,055	17,520	—	—	1,446,724	—	—	1,464,244
Conversion of accrued dividends (unaudited)	—	—	439,275	4,393	390,956	—	—	395,349
Shares issued in conjunction with 2006 Preferred stock offering (unaudited)	1,200,000	12,000	—	—	1,008,000	—	—	1,020,000
Preferred stock dividends (unaudited)	—	—	—	—	—	—	(243,428)	(243,428)
Stock based compensation expense (unaudited)	—	—	—	—	538,564	—	—	538,564
Net Loss (unaudited)	—	—	—	—	—	—	(2,471,534)	(2,471,534)

Balance at September 30, 2006	6,323,550	$63,235	28,657,313	$286,573	$157,270,169	$—	$(161,047,148)	$(3,427,171)

See accompanying notes

AXCESS INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS

	(unaudited)
	Nine Months Ended		Twelve Months Ended
	September 30,		December 31,
	2006	2005	2005	2004
Cash flows from operating activities:
Net loss	$(2,471,533)	$(2,468,559)	$(3,256,054)	$(3,416,552)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation, amortization and impairment	13,580	22,718	27,631	202,394
Gain on vendor settlements	(70,000)	(248,960)	(326,424)	(177,787)
Gain on sale of intellectual property	(600,000)	—	—	—
Amortization of financing discount and issuance costs	132,243	434,992	487,010	525,854
Shares issued for services rendered	—	—	—	65,000
Stock based compensation expense	538,564	—	—	—
Inventory impairment	—	—	55,557	14,874
Changes in operating assets and liabilities:
Accounts receivable	(48,565)	(16,246)	(61,235)	5,283
Inventory	(360,039)	(59,667)	(23,113)	(28,073)
Prepaid expenses and other	(50,980)	(16,261)	24,536	51,326
Other assets	(397)	1,215	1,207	(3,311)
Accounts payable	—	—	—	145,293
Other liabilities	142,323	245,783	312,850	(154,169)

Net cash used by operating activities	(2,774,804)	(2,104,985)	(2,758,035)	(2,769,868)

Cash flow from investing activities:
Capital expenditures	(4,868)	(7,491)	(7,490)	(40,462)
Proceeds for sale of intellectual property	600,000	—	—	—

Net cash used by investing activities	595,132	(7,491)	(7,490)	(40,462)

Cash flow from financing activities:
Net proceeds from issuance of common stock from warrants	32,500	1,933,775	—	—
Principal payments on financing agreements	(343,571)	(223,021)	(223,022)	(126,866)
Note payable extension fee	—	—	500,000	—
Net proceeds from exercise of employee stock options	7,680	22,040	22,042	34,320
Net proceeds from issuance of common and preferred stock	2,484,244	—	2,242,273	1,200,000

Net cash provided by financing activities	2,180,853	1,732,794	2,541,293	1,107,454

Net increase (decrease) in cash and cash equivalents	1,181	(379,682)	(224,232)	(1,702,876)
Cash and cash equivalents, beginning of period	236,869	461,101	461,101	2,163,977

Cash and cash equivalents, end of period	238,050	81,419	236,869	461,101

Supplemental information:
Cash paid during the year for interest	$—	$—	$—	$—

Supplemental disclosure of non-cash investing and financing activities:
Value of equity instruments and beneficial conversion feature recorded as preferred stock discounts	$2,134,265	$2,060,397	$2,874,418	$—
Conversions of notes payable into common stock	396,667	290,000	323,333	568,333
Conversions of accrued interest into common stock	20,110	49,257	50,291	149,979
Conversion of notes payable into preferred stock	—	—	500,000	—
Conversion of accrued interest into preferred stock	—	—	4,520	—
Conversions of preferred stock into common stock	—	—	—	536,623
Conversions of accrued dividends into common stock	395,349	432,446	432,446	109,417
Preferred stock dividends accrued	243,428	243,428	325,163	299,481
See accompanying notes.

AXCESS INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS
(the period subsequent to December 31, 2005 is unaudited)
(1) Summary of Significant Accounting Policies
     (a) Description of Business
     The Company provides advanced security and asset management systems, which locate, identify, track, monitor and protect assets. The main applications of the Company’s systems are security video through closed circuit television (called CCTV), personnel and vehicle access control, and automatic asset tracking and protection. The Company provides solutions in the recently identified homeland security markets such as air and ground transportation, water treatment facilities, oil and gas, power plants, as well as in the markets for data centers, retail / convenience stores, education, healthcare, and corporate offices. AXCESS utilizes two patented and integrated technologies: network-based radio frequency identification (RFID) and tagging and streaming video. Both application and browser-based software options deliver critical real-time information tailored to each end user via the enterprise network or Internet, also providing custom alerts in the form of streaming video, e-mail, or messages delivered to wireless devices.
     The Company’s business plan for 2006 is predicated principally upon the successful marketing of its RFID. During 2005, operating activities utilized approximately $2.8 million of cash. During 2005 the Company raised a net of $2.7 million of additional working capital through Preferred Stock offerings, exercise of warrants and stock options. The preferred stock offering closed during the fourth quarter, raised approximately $0.8 million and is designated as 2005 Preferred. The Company issued 956,495 shares of Preferred Stock bearing no dividend and 956,495 warrants to purchase the Company’s common stock exercisable for five years at $1.50 per share. The offering also included a company call provision if the closing twenty-day average stock price is over $3.00 per share. However, even with the additional funding, the Company anticipates that its existing working capital resources and revenues from operations will not be adequate to satisfy its funding requirements in 2006.
     The future results of operations and financial condition of the Company will be impacted by the following factors, among others: changes from anticipated levels of sales, access to capital, future national or regional economic and competitive conditions, changes in relationships with customers, difficulties in developing and marketing new products, marketing existing products, customer acceptance of existing and new products, validity of patents, technological change, dependence on key personnel, availability of key component parts, dependence on third party manufacturers, vendors, contractors, product liability, casualty to or other disruption of the production facilities, delays and disruptions in the shipment of the Company’s products, and the ability of the Company to meet its stated business goals.
     If the Company’s losses or lack of operating capital continue, the Company will have to obtain funds to meet its cash requirements through business alliances, such as strategic or financial transactions with third parties, the sale of securities or other financing arrangements, or the Company may be required to curtail its operations, seek a merger partner, or seek protection under federal bankruptcy laws. Any of the foregoing may be on terms that are unfavorable to the Company or disadvantageous to existing stockholders. In addition, no assurance may be given that the Company will be successful in raising additional funds or entering into business alliances.
     (b) Company Organization and Basis of Presentation
     The accompanying consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.
     The Company has received working capital in various forms from Amphion Ventures, L. P. and affiliates of Amphion Ventures, L. P. including Amphion Partners, Amphion Investments LLC, Antiope Partners LLC, VennWorks LLC (formerly incuVest LLC), Amphion Capital Management LLC, and Amphion Innovations plc, NVW, LLC (collectively, the “Amphion Group”). After the exercise of warrants during 2005, the Amphion Group owns approximately 61% of the outstanding voting common stock of the Company.
     (c) Use of Estimates
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. As discussed below, the Company makes significant assumptions in recording its allowance for doubtful accounts, inventory valuation, impairment of long-lived assets, warranty costs, the valuation allowance for deferred tax assets and the value of the components of equity and debt instruments. Actual results could differ from those estimates, and the differences may be significant.
     (d) Cash and Cash Equivalents
     The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.
     (e) Inventory
     Inventory is valued at the lower of cost or market using the first-in, first-out method. Inventory was comprised of the following at September 30, 2006 and December 31, 2005:

	(unaudited)
	September 30,	December 31,
	2006	2005
Raw materials	$37,037	$10,887
Work-in-process	109	109
Finished goods	435,163	101,274

	$472,309	$112,270

     The Company recorded a charge of $55,557 and $14,874 for inventory impairment during the years ended December 31, 2005 and 2004, respectively. The amount reflects items that have not been able to be used by our contract manufacturers in the building of additional products. The impairment was as a result of the change in strategy to contract manufacturing.
     The components of cost of sales are summarized as follows:

	(unaudited)
	Nine Months Ended		Twelve Months Ended
	September 30,		December 31,
	2006	2005	2005	2004
Product Cost	$638,019	$355,412	$609,295	$452,682
Warranty Expense	23,205	2,277	(15,137)	(13,467)
Inventory Impairment	—	—	55,557	14,874

Cost of Sales	$661,224	$357,689	$649,715	$454,089

     (f) Property and Equipment
     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. The Company capitalizes costs associated with software developed or obtained for internal use when both the preliminary project stage is completed and management has authorized further funding for the project, which it deems completion to be probable, and that the project will be used to perform the function intended. Capitalization of such costs ceases no later than the point at which the project is substantially complete and ready for its intended use. The Company currently has no capitalized software development on its books.
     (g) Intangible Assets
     Intangible assets, which consist primarily of patents and developed technologies, have been recorded as the result of acquisitions of business and developed technologies and are being amortized on the straight-line basis over five years.
     (h) Impairment of Long-Lived Assets-and Long-Lived Assets to Be Disposed Of
     Long-lived assets and identifiable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated-by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the assets based on estimated future cash flows. Assets to be disposed of are reported at the lower of-the carrying amount or fair value less costs to sell. Revenues from the sale of products utilizing the Company’s purchased technologies have not grown according to our expectations and the Company has experienced operating losses since the respective dates of acquisition. The Company believes that assumptions made in projecting future cash flows for this evaluation are reasonable. However, if future actual results do not meet expectations, the Company may be required to record an additional impairment charge, the amount of which could be material to the results of its operations and financial position. During the nine months ended September 30, 2006 and the year ended December 31, 2005 the Company recorded no impairment charges.
     (i) Financial Instruments
     Financial instruments that potentially subject the Company to concentrations of credit risk consists primarily of trade accounts receivable and notes receivable. Products are sold to customers, including distributors and integrators, located principally in the United States. The Company continually evaluates the creditworthiness of its customers’ financial condition and generally does not require collateral. The Company evaluates the collectability of its accounts receivable based on a combination of factors. In circumstances where the Company is aware of a specific customer’s inability to meet its financial obligations to us, the Company records a specific reserve for bad debts against amounts due. The Company has not experienced significant losses on uncollectible accounts receivable.
     The carrying amounts of cash equivalents, accounts receivable, accounts payable, accrued liabilities and notes payable approximate fair value because of the short-term maturity of these instruments.
     (j) Revenue Recognition
     The Company recognizes revenue on sales of its products when the products are shipped from the Company. Company policy does not allow customers to return products for credit. The Company currently provides a one-year warranty on all products. Provision is made at the time the related revenue is recognized for estimated product repair costs.
     (k) Research and Development Costs
     Research and development costs are expensed as incurred.
     (l) Depreciation and Amortization
     Depreciation of property and equipment is recorded using the straight-line method over the estimated useful lives of the respective assets. Internally developed software and purchased technologies (Note 5) are amortized over the estimated useful lives of the respective technology.
     (m) Stock-Based Compensation Adoption of SFAS 123R
     Beginning January 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“SFAS 123R”), using the modified prospective transition method. In addition, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 “Share-Based Payment” (SAB 107”) in March 2005, which provides supplemental SFAS 123R application guidance based in the views of the SEC. Under the modified prospective transition method, compensation cost recognized in the three and nine months ended September 30, 2006 includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation cost for all share-based payments granted beginning January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123R. In accordance with the modified prospective transition method, results for prior periods have not been restated.
     The adoption of SFAS 123R resulted in stock compensation expense for the three months and nine months period ended September 30, 2006 of $163,291 and $538,564, respectively to operating expenses. This expense increased net loss per share by $0.006 for the three months ended September 30, 2006 and $0.019 for the nine months ended September 30, 2006. The Company did not recognize a tax benefit from the stock compensation expense because the Company considers it is more likely than not the related deferred tax assets, which have been reduced by a full valuation allowance, will not be realized.
     The Black-Scholes option-pricing model was used to estimate the option fair value. The option pricing model requires a number of assumptions, of which the most significant are, expected stock price volatility and the expected option term (the amount of time from the grant date until the options are exercised or expire). Expected volatility was calculated based upon actual historical stock price movements over the most recent periods at the time of the grants equal to the expected option term. The expected option term was calculated using the “simplified” method permitted by SAB 107.
Pro-Forma Stock Compensation Expense for the Nine Months Ended September 30, 2005 and Twelve Months Ended December 31, 2005
     For the nine month ended September 30, 2005 and for the twelve months ended December 31, 2005, the Company accounted for its stock-based compensation plan under Accounting Principles Board (“ABP”) Opinion No. 25, Accounting for

Stock Issued to Employees. Since all options granted during the periods had an exercise price equal to the closing market price of the underlying common stock on the grant date, no compensation expense was recorded. If compensation expense had been recognized based on the estimated fair value of each option granted in accordance with the provisions of Statement of Financial Accounting Standard (“FAS”) No. 123, Accounting for Stock-Based Compensation, as amended by FAS 148, Accounting for Stock-Based Compensation—Transition and Disclosure, issued in December 2002, our net loss and net loss per share would have been increased to the following pro-forma amounts:

	Nine	Twelve
	Months	Months
	Ended	Ended
	September 30,	December 31,
	2005	2005

Pro forma impact of fair value method (FAS 148)
Reported net loss attributed to common stock	$(4,772,384)	$(6,454,635)
Less: fair value of employee stock compensation	(531,383)	(688,485)

Pro forma net loss attributed to common stock	(5,303,767)	(7,143,120)

Loss per common share
Basic and diluted net loss per share — as reported	$(0.18)	$(0.24)
Basic and diluted net loss per share — pro forma	$(0.20)	$(0.27)

Weighted average Black-Scholes fair value assumptions
Risk free interest rate	4.25%	4.25%
Expected life	3 years	3 years
Expected volatility	164%	164%
Expected dividend yield	0.0%	0.0%
     In accordance with the modified prospective transition method of SFAS 123(R), the prior comparative results have not been restated. The following table illustrates the effect on operating expenses from applying the fair value recognition provisions of SFAS 123(R) in 2006 and as if we had applied the fair value recognition provisions of SFAS No. 123 in 2005:

	Nine Months Ended		Twelve Months Ended
	September 30,		December 31,
	2006	2005	2005	2004
Research and development expense	$110,514	$85,702	$113,247	$111,199
General and administrative expense	324,162	340,963	447,594	363,817
Selling and marketing expense	103,888	104,718	127,644	93,978

Total	$538,564	$531,383	$688,485	$568,994

     (n) Significant Customers
     During the twelve months ended December 31, 2005, the Company had no customer that accounted for more than 6% of the Company’s overall revenue. During the twelve months ended December 31, 2004, the Company had one customer that accounted for 14% of the Company’s overall revenue.
     During the nine months ended September 30, 2006 we had one customer that accounted for 10% of the overall revenue. During the nine months ended September 30, 2005 we had no single customer that accounted for more than 10% of the overall revenue.
     (o) Interim Financial Information
     The accompanying interim financial information as of September 30, 2006 and for the nine months ended September 30, 2006 and 2005 has been taken from the Company’s books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) necessary for fairly presenting the financial position as of September 30, 2006 and results of operations and cash flows of the Company for the nine months ended September 30, 2006 and 2005.
     (p) Recent Accounting Pronouncements
     In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard No. 123R (SFAS 123R), a revision of SFAS No. 123 (SFAS 123), “Accounting for Stock-Based Compensation.” This statement requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The compensation expense will be recognized over the period during which an employee is required to provide service in exchange for the award. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. The adoption of SFAS 123R will require us to record compensation expense for the unvested fair value of our equity instruments given to our employees. We are in the process of evaluating the impact of the adoption of SFAS 123R on our financial position and results of operations. However, the adoption of SFAS 123R will have no effect on our cash flows, but will have an adverse impact on our results of operations.
(2) Operations, Liquidity and Going Concern
     Since inception, we have utilized the proceeds from a number of public and private sales of our equity securities, the exercise of options, convertible debt, short-term bridge loans from stockholders and more recently, preferred equity offerings and exercise of warrants, to meet our working capital requirements. At September 30, 2006, we had working capital deficit of $296,646.
     Our operations generated losses in 2005 and continue to generate losses in 2006. Our cash increased $1,181 during the nine months ended September 30, 2006 with operating activities using $2,774,804 of cash. We funded operations through cash from equity offerings and the sale of a portion of our video patents. No assurance can be given that such activities will continue to be available to provide funding to us. Our business plan for 2006 is predicated principally upon the successful marketing of our RFID products. We anticipate that our existing working capital resources and revenues from operations will not be adequate to satisfy our funding requirements throughout 2006.
     Our working capital requirements will depend upon many factors, including the extent and timing of our product sales, our operating results, the status of competitive products, and actual expenditures and revenues compared to our business plan. We are currently experiencing declining liquidity, losses from operations and negative cash flows, which make it difficult for us to meet our current cash requirements, including payments to vendors, and may jeopardize our ability to continue as a going concern. We intend to address our liquidity problems by controlling costs, seeking additional funding (through capital raising transactions and business alliances) and maintaining focus on revenues and collections.
     If our losses continue, we will have to obtain funds to meet our cash requirements through business alliances, such as strategic or financial transactions with third parties, the sale of securities or other financing arrangements, or we may be required to curtail our operations, seek a merger partner, or seek protection under federal bankruptcy laws. Any of the foregoing may be on terms that are unfavorable to us or disadvantageous to existing stockholders. In addition, no assurance may be given that we will be successful in raising additional funds or entering into business alliances.
(3) Prepaid Expenses and Other Current Assets
     Prepaid expenses and other consists of the following:

	(unaudited)
	September 30,	December 31,
	2006	2005
Prepaid insurance	$78,590	$47,733
Prepaid trade shows	9,185	6,600
Prepaid other	35,833	18,295

	$123,608	$72,628

(4) Property, Plant and Equipment
     Property, plant and equipment consist of the following:

	(unaudited)		Amortization/
	September 30,	December 31,	Depreciation
	2006	2005	Period
Leasehold improvements	$66,435	$66,435	Lease term
Machinery and equipment	1,797,824	1,792,956	5 years
Furniture and fixtures	128,675	128,675	5 to 10 years

	1,992,934	1,988,066
Accumulated depreciation and amortization	(1,972,259)	(1,958,679)

Property, plant and equipment, net	$20,675	$29,387

     Depreciation totaled $13,580 and $22,584 for the nine months ended September 30, 2006 and 2005, respectively. Depreciation totaled $27,498 and $52,823 during 2005 and 2004, respectively.
(5) Intellectual property
     Intellectual property consists of the following:

				Weighted
				Average
				Remaining
				Useful
	(unaudited)			Lives at
	September 30,	December 31,	Useful	December 31,
	2006	2005	Lives	2005
Purchased RFID technology	$1,714,449	$1,714,449	5 years	—
Purchased video technology	5,087,483	5,087,483	5 years	—
Internally developed software	350,337	350,337	5 years	—

	7,152,269	7,152,269
Accumulated amortization and impairment	(7,152,269)	(7,152,269)

Intellectual property, net	$—	$—

     As of December 31, 2005 intellectual property is fully amortized.
     The video technology was acquired in 1999 and consists of proprietary digital video compression technology used in video and CCTV products as well as the related U.S. and international patent rights.
     The RFID technology was acquired in 1998 and includes a patent, trade secret rights software, hardware, product designs and all other technical information necessary for the Company to manufacture and market radio frequency identification products in the areas of access control and asset management. As of December 31, 2005 there was no amounts left to be amortized on the balance sheet.
     Internally developed software costs were capitalized once the technological feasibility was achieved. These costs are reviewed for recoverability based on the expected future cash flows to be generated.
     Amortization expense of intellectual property totaled $133 and $149,571 during 2005 and 2004, respectively.
(6) Gain on vendor settlements and statuary write-off
     The Company recognized $66,888 and $313,903 during 2006 and 2005, respectively, relating to the expiration of the statue of limitations relating to trade accounts payables. Gain on vendor settlements and statutory write-off consists of the following:

	(unaudited)
	September 30,	December 31,
	2006	2005
Gain (loss) on settlements on vendor	$(2,048)	$10,000
Expiration of statue of limitations	66,888	313,903
Other	5,187	2,521

	$70,027	$326,424

(7) Accrued Liabilities
     Accrued liabilities consist of the following:

	(unaudited)
	September 30,	December 31,
	2006	2005
Accrued vacation	$176,749	$171,881
Accrued interest payable	724,211	606,939
Accrued professional fees, litigation settlements and other	181,173	180,329

	$1,082,133	$959,149

(8) Lease Obligations
     The Company leases its office space and certain equipment under operating leases. The rental expense recorded for operating leases for the nine month period through September 30, 2006 and 2005 was $61,668 and $61,065, respectively. Annual rental expense recorded for operating leases was $81,621 and $80,610 for the years ended December 31, 2005 and 2004, respectively. The Company’s Carrollton, Texas facility is on a one year lease through October 31, 2007 and the California lease runs through September 2007.
     The following table sets forth the future minimum lease payments on operating leases for the fiscal years ended December 31:

2006	$22,224
2007	50,000

$72,224

(9) Notes Payable to Stockholders (including convertible notes payable)
     Notes payable consist of the following:

	(unaudited)
	September 30,	December 31,
	2006	2005
Due to stockholders:
5.00% PV Proceeds Holdings, Inc., due December 31, 2007	$2,971,713	$3,315,283
5.00% Amphion Investment LLC note, due December 31, 2007	393,787	393,787
7.00% convertible debt	—	396,667
Discount relating to 7.00% convertible debt	—	(5,520)

	3,365,500	4,100,217
Less current maturities including discount amortization	—	(391,146)

Non-current notes payable to stockholders	$3,365,500	$3,709,071

     The following table sets forth the maturities for notes payable for the fiscal years ended December 31:

2006	$—
2007	3,365,500

$3,365,500

PV Proceeds Holdings, Inc.
     On July 28, 1999, the Company acquired substantially all of the assets of PV Proceeds Holdings, Inc. (formerly “Prism Video”), a privately held corporation, and agreed to pay $4,000,000 to PV Proceeds Holdings, Inc. on December 31, 2002. The balance of the indebtedness under the PV Proceeds Holdings, Inc. note issued was due in full by the Company on December 31, 2002 and was in default during 2003 until extended by PV Proceeds Holdings, Inc. The note payable had an original face amount of $4,000,000 and was collateralized by the Company’s note receivable from Amphion Ventures, LP (“Amphion Ventures”) (Note 7). Pursuant to the Asset Purchase Agreement between AXCESS and PV Proceeds Holdings, Inc., AXCESS assigned PV Proceeds Holdings, Inc. all payments of principal to be made by Amphion Ventures under the note receivable until the balance of the note receivable was paid in full or the balance due under the note payable to PV Proceeds Holdings, Inc. was paid in full, whichever occurred first. In addition, the shares of common stock, which PV Proceeds Holdings, Inc. may acquire upon conversion of preferred stock or by exercise of the warrant, were subject to a three-year lockup from the date of the closing, which could be reduced to two years upon the occurrence of certain events. The warrant was exercisable on or before July 28, 2004.
     Axcess reached an Agreement to Amend Purchase Note and Payment Term with PV Proceeds Holdings, Inc. the holders of a $4.0 million non-interest bearing note that was due December 31, 2002 and was in default. PV Proceeds consented to a five-year extension of the note with an interest rate of 5% per annum from January 1, 2003 payable in full at maturity of December 31, 2007. As further consideration for entering into the agreement Axcess granted to PV Proceeds Holdings, Inc. a warrant to purchase up to 500,000 shares of common stock of Axcess. The warrants have an exercise price of $2.00 per share and shall expire on the earlier of February 14, 2008 or forty-five days after the principal and all accrued interest are paid. Axcess has also agreed to reduce the principal amount due first for 10% of equity proceeds and second 20% of proceeds from options exercised. Axcess also recorded deferred debt issuance costs of $689,932 for the value of the warrants, which will be amortized over the life of the loan. The deferred debt issuance costs had an amortized value of $211,204 and $337,926 at September 30, 2006 and December 31, 2005, respectively.

Amphion Investment LLC
     Axcess entered into a 6.75% convertible note with Amphion Investments, LLC, dated January 25, 2002. The principal outstanding under this note may be converted into securities of Axcess at the option of Amphion Investments on terms mutually acceptable to the Company and Amphion Investment. The borrowings are unsecured and are due and payable on demand by Amphion Investments. As of November 30, 2003, there was an outstanding balance of $350,000 on this note and accrued interest of $43,787.
     Axcess reached an agreement with Amphion Investment LLC with regards to the above-described note executed between them for $393,787 of principal and accrued interest. Amphion Investment LLC consented to a five-year extension of the note with an interest rate of 5% per annum from January 1, 2003 payable in full at maturity of December 31, 2007.
7% Convertible Note
     On July 30, 2002, the Company entered into a bridge financing agreement with ten accredited investors for the sale and issuance of 10 “units” to the investors for an aggregate purchase price of $1,000,000. Each unit consists of a convertible promissory note in the amount of $100,000 and 25,000 unregistered shares of the Company’s common stock.
     Pursuant to the bridge financing agreement, the Company registered the shares of common stock comprising the units in December 2003. Each investor has agreed to not sell more than one-third of the common stock comprising the units during any calendar month. The convertible promissory notes comprising the units bear interest at an annual rate of 7% and mature on July 30, 2005. On each of July 30, 2003, July 30, 2004 and July 30, 2005, the investors have the option to convert one-third of the principal amount of the notes into common stock of the Company. The conversion price of the notes is initially 65% of the average closing price of a share of the Company’s common stock for the 20 trading days preceding the given anniversary date of the notes. The maximum conversion price shall be $4.00 per share and the minimum conversion price shall be $1.00 per share. The conversion price will be subject to adjustment from time to time to reflect any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar change in the Company’s shares of common stock. The Company without premium or penalty may prepay the notes in whole or in part.
     In connection with this bridge financing, the Company recorded a $1,000,000 debt discount due to the value of the equity consideration and beneficial conversion of the financing, pursuant to the guidance issued by the Emerging Issues Task Force. The debt discount was being amortized using the effective interest method over the three-year life of the agreement. This discount was fully amortized at December 31, 2005.
     During 2005, four holders elected to convert $250,000 of their notes plus $8,263 of accrued interest into 253,283 shares of Axcess common stock, which were issued during 2005. During 2005 the Board also elected to convert $27,318 of accrued and unpaid interest into 27,594 shares of Axcess common stock. During the nine months ended September 30, 2006, seven (all remaining) holders elected to convert $233,333 of their notes plus $11,829 of accrued interest into 415,526 shares of Axcess common stock. As of September 30, 2006, the Company had no outstanding balances under this convertible note.
     On January 17, 2003, Axcess entered into a bridge financing agreement with ten accredited investors for the sale and issuance of 3.05 “units” to the investors for an aggregate purchase price of $305,000. Each unit consists of a convertible promissory note in the amount of $100,000 and 50,000 unregistered shares of our common stock.
     Pursuant to the bridge financing agreement, the Company registered the shares of common stock comprising the units of the bridge financing agreement. By agreement, each investor may not sell more than one-third of the common stock comprising the units during any calendar month. The convertible promissory notes comprising the units bear interest at an annual rate of 7% and mature on January 31, 2006. On each of January 31, 2004, January 31, 2005 and January 31, 2006, the investors have the option to convert one-third of the principal amount of the notes into common stock of Axcess. The conversion price of the notes is initially 65% of the average closing price of a share of our common stock for the twenty (20) trading days preceding the given anniversary date of the notes. The maximum conversion price shall be $2.00 per share and the minimum conversion price shall be $0.50 per share. The conversion price will be subject to adjustment from time to time to reflect any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar change in our shares of common stock. The notes may be prepaid in whole or in part by us without premium or penalty.
     In connection with this bridge financing, the Company recorded an $84,598 debt discount due to the value of the equity consideration of the financing, pursuant to the guidance issued by the Emerging Issues Task Force. The debt discount is being amortized using the effective interest method over the three-year life of the agreement. This discount was fully amortized at January 31, 2006.
     During 2005 two holders elected to convert $73,334 of their note plus $5,093 of accrued interest into 79,380 shares of Axcess common stock, which were issued during 2005. During 2005 the Board also elected to convert $9,615 of accrued and unpaid interest into 9,711 shares of Axcess common stock. During the nine months ended September 30, 2006, ten (all remaining) holders elected to convert $163,333 of their notes plus $8,280 of accrued interest into 290,868 shares of Axcess common stock. As of September 30, 2006, the Company had no outstanding balances under this convertible note. During the three months ended March 31, 2006, ten (all remaining) holders elected to convert $163,333 of their notes plus $8,280 of accrued interest into 290,868 shares of Axcess common stock. As of March 31, 2006, the Company had no outstanding balances under this convertible note.
     On October 17, 2005, Axcess entered into a convertible note with Amphion Innovations plc. The principal of the note was for $500,000 and was secured by the interest in Axcess’ video patent portfolio. The note will convert with the closing of a $1.5 million equity offering or will become due on October 17, 2006. During 2005, the principal of the note and accrued interest of $4,521 was converted into the Series 2005 Preferred Stock. Amphion also agreed to release its secured interest in Axcess’ video patent portfolio. As of December 31, 2005 there was no outstanding amount under this loan agreement.
(10) Preferred Stock
     The Company has authorized 10,000,000 shares of convertible preferred stock, of which shares designated in four series are currently outstanding. Information with respect to the series of preferred stock outstanding at each balance sheet date is summarized below.

	2003B	Series	Series	Series
	Series	2004	2005	2006
Number of shares authorized	2,750,000	625,000	2,750,000	1,200,000

Stated value	$0.01	$0.01	$0.01	$0.01

Number of shares issued and outstanding:
December 31, 2005	1,790,000	625,000	956,495	—
September 30, 2006	1,790,000	625,000	2,708,550	1,200,000

Conversion ratio (or conversion price) of preferred shares into common	1 to 1 into voting common stock	1 to 1 into voting common stock	1 to 1 into voting common stock	1 to 1 into voting common stock

Liquidation preference	None	None	None	None

Dividend rights	7% per annum, cumulative	7% per annum, cumulative	None	None
     (a) Series 2003B Preferred Stock
     The Company completed a $3,132,500 exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors during the fourth quarter of 2003. The Preferred Stock is designated as 2003B Preferred and each $70,000 unit consisted of 40,000 shares of Preferred Stock bearing a 7% dividend, approximately 2,000 shares of common stock and 40,000 warrants to purchase the Company’s common stock exercisable for two years at $2.75 per share. The offering also included an automatic conversion into Common Stock on a one for one basis if the closing twenty-day average stock price is over $3.75. During the three months ended September 30, 2006 there were $55,269 of dividends accrued for Series 2003B Preferred Stock. On July 28, 2006, the Board elected to pay all accrued dividends with additional shares. Therefore, $267,335 of accrued dividends were paid by issuing 297,038 shares of restricted Axcess common shares. Dividends payable were $38,448 and $220,280 for Series 2003B Preferred stock at September 30, 2006 and December 31, 2005, respectively. As of September 30, 2006 and December 31, 2005, the Company had 1,790,000 shares of Series 2003B Preferred shares outstanding.
     In connection with the issuance of the 2003B Preferred Stock, the Company recorded preferred stock dividend requirements of $1,782,831 that will be reflected as preferred stock dividends as the underlying preferred stock converts to common stock. As of September 30, 2006 that amount is reflected in accumulated deficit on the balance sheet.
     (b) Series 2004 Preferred Stock

     During the second quarter of 2004 the Company raised a net of $1,200,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2004 Preferred and consisted of 625,000 shares of Preferred Stock bearing a 7% dividend and 357,142 warrants to purchase the Company’s common stock exercisable for two years at $3.20 per share. The offering also included an automatic conversion into Common Stock on a one for one basis if the closing twenty-day average stock price is over $4.00. During the three months ended September 30, 2006 there were $26,466 of dividends accrued for Series 2004 Preferred Stock. On July 28, 2006, the Board elected to pay all accrued dividends with additional shares. Therefore, $128,014 of accrued dividends were paid by issuing 142,237 shares of restricted Axcess common shares. Dividends payable were $18,411 and $71,918 for Series 2004 Preferred stock at September 30, 2006 and December 31, 2005, respectively. As of September 30, 2006 and December 31, 2005, the Company had 625,000 shares of Series 2004 Preferred shares outstanding.
     In connection with the issuance of the 2004 Preferred Stock, the Company recorded preferred stock dividend requirements of $1,002,540 that will be reflected as preferred stock dividends as the underlying preferred stock converts to common stock. As of September 30, 2006 that amount is reflected in accumulated deficit on the balance sheet.
     (c) Series 2005 Preferred Stock
     On December 30, 2005 the Company raised $813,021 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2005 Preferred and consists of 956,495 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $0.85. In addition, the Company issued 956,495 warrants to purchase the Company’s common stock exercisable for five years at $1.50 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $3.00 per share for at lease twenty (20) consecutive trading days. The Company used the proceeds for general working capital.
     A portion of the 2005 Preferred Equity Offering was the conversion of a convertible note with Amphion Innovations plc, an affiliate of the Amphion Group, our majority shareholder. The principal of the note converted was $500,000 and accrued interest of $4,521. Amphion also agreed to release its secured interest in Axcess’ video patent portfolio.
     The Company also recorded a preferred stock dividend of $813,021 relating to the beneficial conversion feature and the warrants that were issued in connection with the 2005 Preferred Stock Equity closed during December 2005.
     On March 14, 2006 the Company raised an additional $1,489,245 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2005 Preferred and consists of 1,752,055 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $0.85. In addition, the Company issued 1,752,055 warrants to purchase the Company’s common stock exercisable for five years at $1.50 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $3.00 per share for at least twenty (20) consecutive trading days. The Company will use the proceeds for general working capital.
     The Company also recorded an additional preferred stock dividend of $1,489,245 relating to the beneficial conversion feature and the warrants that were issued in connection with the 2005 Preferred Stock Equity closed during March 2006.
     (d) Series 2006 Preferred Stock
     On May 31, 2006 the Company raised $1,200,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2006 Preferred and consists of 1,200,000 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $1.00. In addition, the Company issued 600,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $5.00 per share for at least twenty (20) consecutive trading days. The Company used the proceeds for general working capital.
     The Company also recorded an additional preferred stock dividend of $645,020 relating to the beneficial conversion feature and the warrants that were issued in connection with the 2006 Preferred Stock Equity closed during May 2006.

(11) Employee Benefit Plans
     The Company sponsors a 401(k) retirement plan. The Company, at its discretion, matches a portion of the participant’s contribution. Participants are vested in the Company’s matching contribution after 4 years of full time service and may join the plan January or July of each year. The Company suspended its matching contribution on February 28, 2001.
(12) Stock Options and Warrants
     (a) Stock Option Plans.
     Under the Company’s 2005 Equity Incentive Plan, the Company may grant up to 5,000,000 shares of common stock to its employees. The exercise price of each option is not less than the market price of the Company’s stock on the date of grant and an option’s maximum term is ten years. No shares have been issued under this plan. Options are generally granted each year and have various vesting requirements. Options granted typically vest over a four-year period. During 2005, the Company made grants of 0, as an inducement for the employment of certain officers of the Company, which does not reduce the 5,000,000 options available for grant under the stock option plan.
     With the shareholders approval of the 2005 Equity Incentive Plan, the Company will not issue anymore options under the Company’s 2001 Equity Incentive Plan. The 2001 Equity Incentive Plan may grant up to 2,000,000 shares of common stock to its employees. The exercise price of each option is not less than the market price of the Company’s stock on the date of grant and an option’s maximum term is ten years. The Company has issued stock options to various members of the Board of Directors and officers of the Company under this plan. Options are generally granted each year and have various vesting requirements. Options granted typically vest over a four-year period. During 2004 and 2003, the Company made grants of 190,000 and 0 options, respectively, as an inducement for the employment of certain employees of the Company, which did not reduce the 2,000,000 options available for grant under the stock option plan.
     In 1998, the Company adopted a director compensation plan pursuant to which it pays each director who is not employed by the Company and who does not beneficially own more than 5% of the shares of common stock outstanding an annual grant of 5,000 options to acquire common stock of the Company at an exercise price equal to the fair market value per share of the common stock at the time the option is granted (the “Annual Grant”). The Annual Grant customarily occurs on the date of the Company’s annual meeting. The director compensation plan also provided for an one-time initial grant of 15,000 to each director of the Company as of July 21, 1998, the date the director compensation plan was approved by the Company’s stockholders (the “Initial Grant”). The Company has authorized 150,000 shares for issuance under this plan.
     Stock option transactions for the years ended December 31, 2005 and 2004 are summarized below:

	2005		2004
		WEIGHTED		WEIGHTED
		AVERAGE		AVERAGE
		EXERCISE		EXERCISE
	OPTIONS	PRICE	OPTIONS	PRICE
Options outstanding at beginning of year	3,288,414	$2.37	2,468,465	$2.40
Options granted	—	—	905,749	2.10
Options exercised	(55,100)	0.40	(85,800)	0.40
Options forfeited	(115,829)	2.47	—	—

Options outstanding at end of year	3,117,485	2.40	3,288,414	2.37

Options exercisable at end of year	2,522,320	2.11	2,113,755	2.10

Options available for grant at the end of the year	5,000,000		1

Fair value of options granted during the year	—		1,552,141

The options outstanding at December 31, 2005 have exercise prices as indicated in the table below.

	Number of	Weighted Average
Option Price	Options	Remaining Life

$0.00 - $1.00	714,600	8.44
$1.01 - $2.00	1,144,170	7.76
$2.01 - $3.00	789,375	4.74
$3.01 - $4.00	201,340	4.84
$4.01 - $5.00	20,000	5.42
$5.01 - $6.25	248,000	4.22

Total	3,117,485	6.67

     The Company has issued warrants to purchase common stock in connection with issuance of notes payable to stockholders, convertible debentures, and preferred stock. The following table summarizes warrants outstanding at December 31:

2005			2004
WARRANTS	EXERCISE PRICE	EXPIRATION	WARRANTS	EXERCISE PRICE	EXPIRATION
4,184,474	$0.65 - 3.20	01/06 - 12/10	7,918,947	$0.65 - 3.20	05/05 - 02/08

4,184,474			7,918,947

     During the twelve months ended December 31, 2005 the Company issued an additional 2,699,335 warrants in conjunction with various exempt equity offerings. The warrant price ranged from $1.40 to $1.50 and they expire between January 31, 2007 and December 22, 2010. During that same period the Company had 1,998,906 warrants exercised and 4,434,902 warrants expire without being exercised.
     During the first quarter of 2005 we raised a net of $1,629,922 of additional working capital through the exercise of warrants. In order to induce the warrant holders to exercise their warrants early we offered an additional warrant for each warrant exercised by January 28, 2005. We issued 1,702,840 of additional warrants. The new warrants have an exercise price of $1.50 and they expire on January 31, 2010.
     In connection with the exercise of the warrants, a preferred stock dividend of $2,060,397 is reflected on the accompanying statements of operations for the fair value of the inducement warrants given the exercising warrant holders
     As of September 30, 2006 there were a total of 5,891,721 warrants outstanding.
(13) Contingencies
     Axcess is engaged in a number of lawsuits with approximately five vendors who claim they are owed amounts from $200 to $45,000, which aggregates in total $76,326. We are currently defending or seeking to settle each of the vendor’s claims. At September 30, 2006, we had accrued the delinquent amounts we expect to be liable for, for the claims described in this paragraph.
(14) Income Taxes
     There was no provision for income taxes for the years ended December 31, 2005 and 2004 due to the net loss incurred for each year. The Company had no material deferred tax liabilities at December 31, 2005.
     The Company had the following deferred tax assets at December 31, 2005 as follows:

Net operating loss	$17,660,000
Property, equipment and intangibles	1,560,000
Other	94,000
Valuation allowance	(19,314,000)

$—

     The valuation allowance increased by approximately $1,240,000 and $1,474,000 during the years ended December 31, 2005 and 2004, respectively.
     At December 31, 2005 and 2004, the Company had a net operating loss carry forward of approximately $47,602,000 and $43,812,000, respectively for U.S. federal income tax purposes. The net operating loss will expire from 2006 through 2025.
     A change in ownership, as defined for purposes of the Internal Revenue Code, occurred in 1996 and the Company believes that a subsequent ownership change occurred during 1998, each of which limit the annual utilization of the U.S. federal net operating loss carry forward under the applicable Internal Revenue Service. Other portions of the net operating loss may also be limited due to subsequent ownership changes
(15) Subsequent Event
     On November 10, 2005, Axcess entered into an agreement to sell certain of our video patents to Paolo Visual Data LLC for $600,000. During January 2006 the patent sale was completed with the $600,000 funded. Upon closing, Axcess received a perpetual royalty free license to continue to utilize the patents.

     In February 2006, seven holders of the July 30, 2002 Convertible Note elected to convert $233,333 of their remaining notes plus $11,829 of accrued interest into 415,526 shares of Axcess common stock, which were issued during the first quarter of 2006.
     In February 2006, ten holders of the January 17, 2003 Convertible Note elected to convert $163,334 of their remaining notes plus $8,280 of accrued interest into 290,868 shares of Axcess common stock, which were issued during the first quarter of 2006.
     On February 15, 2006 the board voted to issue an additional one million one hundred and seventy-five thousand options (1,175,000). The exercise price was one dollar and four cents ($1.04) which was the closing price on that date. The options will vested in four equal installments beginning in February of 2007. The options were granted to seventeen employees and three board members. The grants ranged in size from 5,000 to 268,000 with the average being 58,750.
     In March of 2006, Axcess elected to renew the Borrowed Employee Agreement with Amphion Innovations plc and the monthly payment was raised to $10,000 per month.
(16) Subsequent Funding Event (Unaudited)
     On March 14, 2006 the Company raised $1,489,245 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2005 Preferred and consists of 1,752,055 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $0.85. In addition, the Company issued 1,752,055 warrants to purchase the Company’s common stock exercisable for five years at $1.50 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $3.00 per share for at lease twenty (20) consecutive trading days. The Company will use the proceeds for general working capital.
     On December 1, 2006 the Company raised $740,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2006B Preferred and consists of 750,000 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $1.00. In addition, the Company issued 750,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $5.00 per share for at lease twenty (20) consecutive trading days. The Company will use the proceeds for general working capital.

LEGAL MATTERS
     Certain legal matters, including the validity of the shares being issued, will be passed upon for Axcess by Vial, Hamilton, Koch & Knox, LLP.
EXPERTS
     The consolidated financial statements of Axcess International, Inc. in this prospectus for the years ended December 31, 2005 and 2004, have been audited by Hein & Associates LLP, independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph concerning substantial doubt about the ability of Axcess to continue as a going concern) which is included herein, and has been so included in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We file reports, proxy statements and other information with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended. You may read and copy our reports, proxy statements and other information filed by us at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information filed with the Securities and Exchange Commission are also available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov. Our website on the Internet is at http://www.axcessinc.com.

PROSPECTUS
AXCESS INTERNATIONAL, INC.
9,902,469 Shares Common Stock
     We have not authorized anyone to provide information different from that contained in this prospectus. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus. Neither the delivery of this prospectus nor the sale of our common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.
PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
Item 24. Indemnification of Directors and Officers
     Our certificate of incorporation provides that we shall indemnify to the extent permitted by Delaware law any person whom we may indemnify there under, including our directors, officers, employees and agents. Our bylaws provide such indemnification (other than an order by a court) shall be made by us only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, by independent legal counsel or by the stockholders. In addition, our certificate of incorporation eliminates, to the extent permitted by Delaware law, personal liability of directors to us and our stockholders for monetary damages for breach of fiduciary duty as directors.
     Our authority to indemnify our directors and officers is governed by the provisions of Section 145 of the Delaware General Corporation Law, as follows:
     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
     (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
     (h) For purposes of this section, references to the corporation shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to such constituent corporation if its separate existence had continued.
     (i) For purposes of this section, references to other enterprises shall include employee benefit plans; references to fines shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to serving at the request of the corporation shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the best interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the corporation as referred to in this section.
     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
Item 25. Other Expenses of Issuance and Distribution
     The following table sets forth the various expenses, which will be paid by us in connection with the issuance and distribution of the securities being registered. With the exception of the registration fees and the NASD filing fee, all amounts shown are estimates.

Registration fee	$1,270
Blue sky fees and expenses (including legal and filing fees)	0
Printing expenses (other than stock certificates)	0
Legal fees and expenses (other than blue sky)	10,000
Accounting fees and expenses	10,000
Transfer Agent and Registrar fees and expenses	200
Miscellaneous expenses	10,000

Total	$31,470

Item 26. Recent Sales of Unregistered Securities
     During 2005 and the first nine months of 2006, we issued unregistered securities in connection with each of the transactions described below. The issuance of the Preferred Stock, common stock and promissory notes were exempt from the registration requirements of the Securities Act by virtue of Sections 4(2) and 4(6) thereof as a transaction not involving a public offering and made solely to accredited investors. An appropriate restrictive legend was affixed to the stock certificates and warrants.
Convertible Promissory Note
     On July 30, 2002, the Company entered into a bridge financing agreement with ten accredited investors for the sale and issuance of 10 “units” to the investors for an aggregate purchase price of $1,000,000. Each unit consists of a convertible promissory note in the amount of $100,000 and 25,000 shares of the Company’s common stock. Each investor has agreed to not sell more than one-third of the common stock comprising the units during any calendar month. The convertible promissory notes comprising the units bear interest at an annual rate of 7% and mature on July 30, 2005. On each of July 30, 2003, July 30, 2004 and July 30, 2005, the investors have the option to convert one-third of the principal amount of the notes into common stock of the Company. The conversion price of the notes is initially 65% of the average closing price of a share of the Company’s common stock for the 20 trading days preceding the given anniversary date of the notes. The maximum conversion price shall be $4.00 per share and the minimum conversion price shall be $1.00 per share. The conversion price will be subject to adjustment from time to time to reflect any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar change in the Company’s shares of common stock. The Company without premium or penalty may prepay the notes in whole or in part.
     During 2005, four holders elected to convert $250,000 of their notes plus $8,263 of accrued interest into 253,283 shares of Axcess common stock, which were issued during 2005. During 2005, the Board also elected to convert $27,318 of accrued and unpaid interest into 27,594 shares of Axcess common stock.
     During February 2006, seven holders elected to convert their remaining $233,333 of their notes plus $11,829 of accrued interest into 415,526 shares of Axcess common stock, which were issued during 2006.
     On January 17, 2003, Axcess entered into a bridge financing agreement with ten accredited investors for the sale and issuance of 3.05 “units” to the investors for an aggregate purchase price of $305,000. Each unit consists of a convertible promissory note in the amount of $100,000 and 50,000 unregistered shares of our common stock. Pursuant to the bridge financing agreement, we registered the shares of common stock comprising the units of the bridge financing agreement. By agreement, each investor may not sell more than one-third of the common stock comprising the units during any calendar month. The convertible promissory notes comprising the units bear interest at an annual rate of 7% and mature on January 31, 2006. On each of January 31, 2004, January 31, 2005 and January 31, 2006, the investors have the option to convert one-third of the principal amount of the notes into common stock of Axcess. The conversion price of the notes is initially 65% of the average closing price of a share of our common stock for the twenty trading days preceding the given anniversary date of the notes. The maximum conversion price shall be $2.00 per share and the minimum conversion price shall be $0.50 per share. The conversion price will be subject to adjustment from time to time to reflect any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar change in our shares of common stock. The notes may be prepaid in whole or in part by us without premium or penalty.
     During 2005 two holders elected to convert $73,334 of their notes plus $5,093 of accrued interest into 79,380 shares of Axcess common stock, which were issued during 2005. During 2005, the Board elected to convert $9,615 of accrued and unpaid interest into 9,711 shares of Axcess common stock.
     During February 2006, ten holders elected to convert their remaining $163,333 of their notes plus $8,280 of accrued interest into 290,868 shares of Axcess common stock, which were issued during 2006.

Dividends Paid
     During 2005, the Board elected to convert $326,008 of accrued and unpaid dividends for the current holders of the 2003B Preferred shares into 220,280 shares of Axcess common stock, which were issued during 2005. The also elected to convert $106,438 of accrued and unpaid dividends for the current holders of the 2004 Preferred shares into 71,918 shares of Axcess common stock, which were issued during 2005.
     On July 28, 2006, the Board elected to convert $267,335 of accrued and unpaid dividends for the current holders of the 2003B Preferred shares into 297,038 shares of Axcess common stock, which were issued during 2006. The also elected to convert $128,014 of accrued and unpaid dividends for the current holders of the 2004 Preferred shares into 142,237 shares of Axcess common stock, which were issued during 2006.
2005 Preferred Equity Offering
     On December 30, 2005 the Company raised $813,021 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2005 Preferred and consists of 956,495 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $0.85. In addition, the Company issued 956,495 warrants to purchase the Company’s common stock exercisable for five years at $1.50 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $3.00 per share for at lease twenty (20) consecutive trading days. The Company will use the proceeds for general working capital.
     A portion of the 2005 Preferred Equity Offering was the conversion of a convertible note with Amphion Innovations plc, an affiliate of the Amphion Group, our majority shareholder. The principal of the note converted was $500,000 and accrued interest of $4,521. Amphion also agreed to release its secured interest in Axcess’ video patent portfolio.
     On March 14, 2006 the Company raised $1,489,245 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2005 Preferred and consists of 1,752,055 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $0.85. In addition, the Company issued 1,752,055 warrants to purchase the Company’s common stock exercisable for five years at $1.50 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $3.00 per share for at lease twenty (20) consecutive trading days. The Company will use the proceeds for general working capital.
2006 Preferred Equity
     On May 31, 2006 the Company raised an additional $1,200,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2006 Preferred and consists of 1,200,000 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $1.00. In addition, the Company issued 600,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $5.00 per share for at lease twenty (20) consecutive trading days. The Company will use the proceeds for general working capital.
2006B Preferred Equity
     On December 1, 2006 the Company raised an additional $750,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2006B Preferred and consists of 750,000 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $1.00. In addition, the Company issued 750,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $5.00 per share for at lease twenty (20) consecutive trading days. The Company will use the proceeds for general working capital.
Warrant Exercised / Expire
     During the twelve months ended December 31, 2005 the Company issued an additional 2,699,335 warrants in conjunction with various exempt equity offerings. The warrant price ranged from $1.40 to $1.50 and they expire between January 31, 2007 and December 22, 2010. During that same period the Company had 1,998,906 warrants exercised and 4,434,902 warrants expire without being exercised.

     During the nine months ended September 30, 2006 the Company issued an additional 3,107,388 warrants in conjunction with various exempt equity offerings. The warrant price ranged from $1.50 to $2.00 and they expire between March 14, 2011 and December 1, 2011. During that same period the Company had 50,000 warrants exercised and 600,141 warrants expire without being exercised.
Common Stock
     During 2005 we had four employees exercise 55,100 stock options with a strike price of $0.40 per share.
     During 2006 we had two employees exercise 19,200 stock options with a strike price of $0.40 per share.
SB-2 Registration Statement
     On October 11, 2005 the SEC declared our SB-2 Registration statement effective which was originally filed on August 19, 2005. We registered a total of 2,370,639 common shares comprising 627,799 shares currently issued and held by certain selling stockholders and 1,742,840 warrants. Proceeds from the sale of the 627,799 shares beneficially owned by the selling stockholders will inure solely to the benefit of the selling stockholders, as we will not receive any of the proceeds from such sales. If fully exercised the warrants would result in the issuance of 1,742,840 shares of our common stock and result in proceeds to us of $2,613,160, which would be used for working capital and to pay down any outstanding debt. There can be no assurance that any of the warrants will be exercised.
2005 Equity Incentive Plan
     The Company believes that incentives and stock-based awards focus its employees, consultants and directors on the objective of creating stockholder value and promoting the Company’s success. On May 10, 2005, the Company’s board of directors adopted the 2005 Equity Incentive Plan (the “Plan”) and on July 12, 2005 the Company’s stockholders approved the plan at the annual meeting of the stockholders. Since the plan was adopted, no further awards will be granted under the Company’s 2001 Equity Incentive Plan after the date of the Annual Meeting of Stockholders.
Other Matters relating to future amortizable charges
     As of September 30, 2006 we have $211,204 of deferred debt issuance costs on our balance sheet, which will be amortized using the effective interest rate over lives of the related debt.
     In connection with the issuance of the common shares and preferred shares, we recorded preferred stock dividend requirements that will be reflected as preferred stock dividends in the income statement as the underlying preferred stock converts to common stock. The following tables:

	(unaudited)
	September 30,
	2006	December 31, 2005
Warrant inducement	$—	$2,060,397
2005 Preferred equity offering	1,489,245	813,021
2006 Preferred equity offering	645,020	—
Item 27. Exhibits. (Craig please update the list)

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Company. Incorporated herein by reference to Exhibit A to the Company’s 2005 Definitive Proxy Statement filed June 2, 2006

3.2	By-laws of the Company. Incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (Registration No. 2-80946)

3.3
Certificate of Designations, Preferences, Powers and Rights of Series 2003B Preferred Stock, Series 2004 Preferred Stock and Series 2005 Preferred Stock of the Company. Incorporated herein by reference to Exhibit B to the Company’s 2005 Definitive Proxy Statement filed June 2, 2006.

Exhibit No.	Description
* 5.1	Opinion of Vial, Hamilton, Koch & Knox, LLP

+ 10.1
Employment Agreement dated July 16, 1999, by and between the Company and Allan Griebenow. Incorporated herein by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 1999.

+ 10.2	Axcess International Inc. 2005 Equity Incentive Plan. Incorporated herein by reference to Exhibit A to the Company’s 2005 Definitive Proxy Statement filed June 1, 2005.

10.3
Agreement to amend purchase note and payment terms as of December 12, 2003, executed by AXCESS and PV Proceeds holdings, Inc. Incorporated herein by reference to Exhibit 10.1 on Form 8-K filed on December 16, 2003.

10.4
Amended and restated purchase note dated as of December 12, 2003, executed by AXCESS and PV Proceeds holdings, Inc. Incorporated herein by reference to Exhibit 10.2 on Form 8-K filed on December 16, 2003.

10.5	Agreement to amend demand note dated as of December 12, 2003, executed by AXCESS and Amphion Investment LLC. Incorporated herein by reference to Exhibit 10.3 on Form 8-K filed on December 16, 2003.

10.6
Amended demand note dated as of November 30, 2003, executed by AXCESS payable to Amphion Investment LLC in the principal amount of $393,787. Incorporated herein by reference to Exhibit 10.4 on Form 8-K filed on December 16, 2003.

10.7
Axcess Convertible note dated as of November 9, 2006, executed by Axcess payable to Amphion Innovations PLC in the principal amount of $140,000. Incorporated herein by reference to Exhibit 10.1 on Form 8-K filed November 13, 2006.

10.8	Advisory agreement between NVW LLC and Axcess.

21.1	Subsidiaries of the Company.

23.1	Consent of Hein & Associates LLP. *

31.1	Certification of our President, Chief Executive Officer and Principal Executive Officer, under Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of our Vice President, Chief Financial Officer, Secretary and Principal Accounting and Financial Officer, under Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of our President, Chief Executive Officer and Principal Executive Officer, under Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	Certification of our Vice President, Chief Financial Officer, Secretary and Principal Accounting and Financial Officer, under Section 906 of the Sarbanes-Oxley Act of 2002.
(b) Reports on Form 8-K:

Date	Description
December 4, 2006	8-K disclosing the closing of the Series 2006B Preferred Equity Offering.

*	Filed herewith

+	Denotes management contract or compensatory plan.
Item 28. Undertakings.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     The undersigned registrant hereby undertakes that:
(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     The undersigned registrant undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

SIGNATURES
     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, in the City of Dallas, State of Texas, on December 21, 2006.

AXCESS INTERNATIONAL, INC.

By:	/s/ ALLAN GRIEBENOW

Name:	Allan Griebenow
Title:	President and Chief Executive Officer (Principal executive officer)
Know all men by these presents, that each person whose signature appears below hereby constitutes and appoints Allan Griebenow and Allan L. Frank and each of them his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to authorize, approve, sign and cause to be filed such other documents as may be necessary or appropriate to qualify the securities which are the subject of the Registration Statement for offer and sale under the Blue Sky and other applicable laws of each jurisdiction in which such securities may be offered and sold, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the Exchange Act, this report has been signed by the following persons on behalf of the registrant and in the capacities indicated, on the 21st day of December 2006.

Signature	Capacity

/s/ Richard C.E. Morgan Richard C.E. Morgan	Chairman of the Board

/s/ Allan Griebenow Allan Griebenow	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Allan L. Frank Allan L. Frank	Chief Financial Officer (Principal Accounting and Financial Officer)

/s/ Paul J. Coleman, Jr. Paul J. Coleman, Jr.	Director

/s/ Robert J. Bertoldi Robert J. Bertoldi	Director

/s/ Robert F. Hussey Robert F. Hussey	Director